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                             OFFICE/WAREHOUSE LEASE

THIS INDENTURE of lease, entered into this 14 day of April, 1997, by and between AMBERJACK, LTD., an Arizona corporation, hereinafter referred to as "Lessor", and MANUFACTURER'S SERVICES LIMITED - ROSEVILLE, INC., a Minnesota corporation, hereinafter referred to as "Tenant".

                                  DEFINITIONS:

"Property" - That certain real property located in the City of Arden Hills, County of Ramsey and State of Minnesota and legally described on Exhibit A attached hereto and made a part hereof, including all buildings and site improvements located thereon all in accordance with the site plan thereof attached hereto and incorporated herein as Exhibit B.

"Premises" - All of that certain office/warehouse building to be constructed by Lessor as set forth herein and, upon completion, containing in the aggregate approximately 154,264 square feet located upon the Property, consisting of approximately 105,364 square feet of production area, 30,000 square feet office space and 18,900 square feet of warehouse space, as measured from the outside walls of the Premises. The Premises includes exclusive access to and exclusive use of all parking areas, driveways, truck docks and landscaped areas on the Property, and all licenses and easements appurtenant to the Property. The Premises are to have the direct and unrestricted legal right of access on foot, by private and commercial vehicles and trucks to the public ways for ingress and egress.

                              W I T N E S S E T H:

                                      TERM:

1. For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Lessor hereby lets, leases and demises to Tenant the Premises for the initial term of one hundred twenty (120) months commencing thirty (30) days after Lessor has provided written notice to Tenant that "Lessor's Work" and the "Tenant Improvements" (as hereinafter defined) are substantially complete, accompanied by a temporary or permanent certificate of occupancy that permits the Tenant's manufacturing operations (sometimes called the "Commencement Date") and expiring at the end of the tenth (10th) "Lease Year," as hereinafter defined (the "Expiration Date"). If the Certificate of Occupancy delivered by Lessor is temporary only, Lessor shall within a reasonable period procure a permanent certificate of occupancy for Tenant at no cost to Tenant. At the time the actual Commencement Date is determined, the parties agree to confirm in writing the specific Commencement Date and Expiration Date, which written confirmation shall become a part of this Lease. As used herein, the term "Lease Year" shall mean each successive period of twelve (12) consecutive calendar months, commencing on each anniversary of the Commencement Date during the Lease Term or, if the Commencement Date falls on a day


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other than the first day of the month, each anniversary of the first day of the first full calendar month following the Commencement Date.

                              OPTIONS TO RENEW:

2. (a) Options. In addition to the initial Lease Term, and provided that no "Material Tenant Default" (as hereinafter defined) shall have occurred and be then continuing, Tenant shall have the option ("Renewal Option") to extend the term of the Lease for up to two (2) additional terms of five
      (5) years each (the "Option Periods") immediately following the initial term of this Lease. Each Renewal Option shall expire on the later of (i) a date two hundred seventy (270) days prior to the expiration of the initial lease term or the then current Option Period as applicable, or (ii) ten
      (10) days after written reminder notice from the Lessor given not earlier than thirty (30) days prior to the date set forth in subsection (i) above, unless prior to such date, Tenant shall give Lessor written notice of its unconditional election to exercise the Renewal Option (the "Notice to Extend"). Upon exercise as required hereunder, the Lease Term shall thereupon be deemed to be automatically renewed and extended for the Option Period without the need for further act by Lessor or Tenant upon all the same terms and conditions except as to Base Rent which shall be at the then current "Market Rate", determined as set forth in subsection (b) below. The initial term of this Lease and, if each Renewal Option is exercised, the Option Periods are hereby collectively referred to herein as the "Lease Term." If Tenant fails to exercise the first five year Renewal Option, the second Renewal Option shall lapse and be of no further force and effect. The Renewal Options are personal to Tenant and may not be assigned to, and shall not be exercisable by, any third party. For purposes of this Section 2(a), the term "Material Tenant Default" shall mean a Tenant Default (as defined in Section 2.0 hereof) in any way relating to (i) the payment of any Base Rent, Additional Rent or any other amount payable by Tenant hereunder; (ii) Tenant's obligations hereunder with respect to the care and maintenance of the Property or the Premises; or (iii) any of Tenant's obligations under Section 14 (Use), 18 or 19 (Insurance), 24 (Assignment and Subletting) or 37 (Hazardous Material).

      (b) Market Rate During Option Period. The term "Market Rate" shall mean the rental per annum per square foot (net of any share of Operating Expenses or Real Estate Taxes payable by Tenant) prevailing at the time in arms-length industrial and office warehouse lease transactions in comparable Class A, full-service industrial and office warehouse buildings in the Minneapolis-St. Paul metropolitan area, taking into account all relevant factors with respect to the Option Period, including length of term, tenant creditworthiness, size of the premises, extent of leasehold improvements, the basis for tenant payment of taxes, operating expenses, utilities, parking, allowances, age of the facility, and other factors affecting rent in the market.

      Within thirty (30) days of receipt by Lessor of the Notice to Extend, Lessor shall provide Tenant with Lessor's good faith estimate of the Market Rate payable during the applicable Option Period. If Tenant agrees with Lessor's estimate of the Market Rate, or if Lessor and Tenant reach an agreement that a different figure more accurately reflects the Market Rate, then such agreed sum shall constitute the Market Rate during such applicable Option


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      Period. If Lessor and Tenant have not agreed on the Market Rate at least six (6) months prior to the expiration of the then current Lease Term, then Tenant may require evaluations by licensed real estate professionals to determine the Market Rate by delivering written notice ("Evaluation Notice") to Lessor at least six (6) months prior to the Expiration Date or at least six (6) months prior to expiration of the then current Option Period, as applicable. Failure of Tenant to require such evaluations shall, in the absence of a different agreement by Lessor and Tenant at the time, result in a forfeiture of the Renewal Option. Upon delivery of such Evaluation Notice to Lessor, both Lessor and Tenant shall be bound to the Option Period and to the Market Rate as determined by the evaluation by the licensed real estate professional as hereinafter provided in paragraph
      (c) of this Section 2.

      (c) Evaluation Procedure. Within ten (10) days after Tenant notifies Lessor that it is requiring evaluations as stated above, each party at its cost and by giving notice to the other party, shall appoint a licensed commercial real estate professional ("Real Estate Professional") with at least ten (10) years experience leasing similar commercial industrial and office warehouse building properties in the Minneapolis-St. Paul metropolitan area to evaluate the Market Rate at that time. If either party fails to appoint a Real Estate Professional within the allotted time, the single Real Estate Professional appointed by the other party shall be the sole Real Estate Professional. If a Real Estate Professional is appointed by each party and the Real Estate Professionals so appointed area unable to agree upon the Market Rate within thirty (30) days after the appointment of the second, the two Real Estate Professionals shall appoint a third similarly qualified Real Estate Professional within five
      (5) days after the expiration of that thirty (30) day period. The third Real Estate Professional shall be a person who has not previously been employed by Tenant or Lessor in any capacity. The third Real Estate Professional shall complete his evaluation within fifteen (15) days after appointment. The Market Rate determined by a majority of the three Real Estate Professionals shall be the "Market Rate" during such applicable Option Period. If a majority are unable to agree within the allotted time, the two evaluations of Market Rate that are nearest to one another in amount shall be added together and divided by two (2), and the resulting quotient shall be the agreed Market Rate. Notwithstanding anything contained herein to the contrary, the Market Rate shall in no event be less than the Annual Base Rent payable in the last Lease Year of the then current term of the Lease. Tenant shall pay the fees of the Real Estate Professional it appoints; Lessor shall pay the fees of the Real Estate Professional it appoints; and the fees of any third Real Estate Professional shall be paid equally by Lessor and Tenant. If only one Real Estate Professional serves, the costs and fees shall be paid equally by Lessor and Tenant.

      Both Lessor and Tenant shall be bound by the decision of the aforesaid Real Estate Professional as to the Market Rate.

                                 LESSOR'S WORK:

3. Lessor shall construct, at its cost and expense and with no right of reimbursement from Tenant other than the charges provided for in Sections 4, 5 and 6 of this Lease, all


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improvements set forth and described on the Outline Specifications dated March
26, 1997 prepared by Welsh Construction Corp. ("Contractor"), a copy of which is attached hereto as Exhibit C and made a part hereof ("Lessor's Work"). Lessor and Tenant have each approved those certain plans and specifications listed and described as Exhibit C-1 attached hereto and incorporated herein ("Lessor's Work Plans"). Any reasonable changes in Lessor's Work which are necessary in order to comply with applicable laws, rules, regulations, orders or requirements of any governmental body having jurisdiction, or of the local board of Fire Underwriters or other local bodies exercising similar functions, shall not require the approval of Tenant, nor shall any such changes affect, change or invalidate this Lease. Notwithstanding the foregoing, any such change which materially or adversely limits, restricts or diminishes Tenant's use and enjoyment of the Premises for the purposes specified herein shall require Tenant's approval, such approval shall not be unreasonably withheld, delayed or conditioned. Lessor shall in any event provide written notice of any and all such changes required by applicable law, whether or not Tenant's consent thereto is required. Lessor represents and warrants that no utility easements over abutting lands are required to bring utilities from public right of way to the Property.

                             TENANT IMPROVEMENTS:

4. Attached hereto as Exhibit D is a copy of the Outline Specifications dated February 3, 1997 prepared by Contractor and relating to all work other than Lessor's Work required to be constructed or performed on the Premises necessary to render the Premises ready for occupancy by Tenant (the "Tenant Improvements"). Attached hereto as Exhibit D-1 is a description of plans and specifications which have been approved by Lessor and Tenant for the Tenant Improvements (the "Tenant Improvement Plans"). Any material changes in the Tenant's Improvement Plans shall require the prior written approval of Tenant and Lessor. Lessor's Work and the Tenant Improvements shall be performed in a good and workmanlike manner, using new, first class materials, and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department of division thereof.

Lessor shall complete Lessor's Work and the Tenant Improvements (collectively, the "Project"), along with all driveways, parking areas and other improvements to the Property described and depicted on Exhibit B hereto and deliver the same, in operational and broom clean condition, along with a temporary certificate of occupancy to Tenant that permits Tenant's manufacturing operations, on or before August 1, 1997 (the "Target Date"), subject to "Force Majeure", as defined in
Section 38 hereof. Upon completion of Lessor's Work and the Tenant Improvements, the Premises shall be in conformance with all applicable ordinances, statutes, regulations and other laws. Lessor shall provide to Tenant periodic written reports of the status of completion of Lessor's Work and Tenant Improvements and updates on the projected Target Date, given not less frequently than once per month.

In the event that Lessor shall fail to complete the Project and deliver the same to the Tenant as required hereunder as of December 1, 1997, the Tenant shall be entitled to a credit of one (1) day of free Base Rent, allocable at the beginning of the Lease Term, for each day beyond December 1, 1997 until the Project is delivered to Tenant as required under this Section 4,


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excluding any days of delay either (i) due to Force Majeure, and (ii) caused by
Tenant, its agents, employees and contractors, subject to a maximum of one full month of free Base Rent.

Notwithstanding anything contained herein to the contrary, in the event that, for reasons other than Force Majeure, or delays caused by Tenant, its agents, employees and contractors, Lessor fails to complete the Project and deliver the same to the Tenant as required hereunder on or before March 31, 1998, Tenant shall be entitled to terminate this Lease by written notice to the Lessor given prior to February 1, 1998. Such termination shall be effective if Lessor falls to deliver to Tenant prior to March 31, 1998 at least a temporary certificate of occupancy which permits manufacturing operations at and from the Premises. If Lessor falls to do so, this Lease shall be terminated and neither party shall have further liability to the other hereunder. Without limiting the generality of the foregoing, upon such termination Lessor shall have no obligation to return or repay to Tenant any previously paid installments of Tenant's TI Contribution.

Lessor shall assign to Tenant all guarantees and warranties in connection with Lessor's Work and Tenant Improvements, including without limitation a one (1) year warranty of Lessor's Work and the Tenant Improvements from Contractor, to the extent such guarantees and warranties relate to portions of the Property which are required to be maintained and repaired by Tenant herein. Attached hereto as Exhibit E is a list of all warranties which Lessor shall require in connection with the Project. Lessor shall use reasonable efforts to obtain all applicable warranties from contractors performing work under the Tenant Improvement Plans. Tenant acknowledges that, subject to Lessor's repair and maintenance obligations set forth herein, Lessor makes no warranties to Tenant of any nature whatsoever hereunder with respect to the Premises. Lessor agrees to cooperate reasonably with Tenant in assigning any claims Lessor may have against Lessor's Architect or the Contractor as to any negligence or willful misconduct of such parties to the extent Tenant is damaged thereby.

Upon any dispute between Tenant and Lessor with respect to the completion of Lessor's Work, and/or the Tenant Improvements or the compliance thereof with applicable laws and with Exhibits C-1 and D-1 as the same may be amended by written agreement of Lessor and Tenant, such dispute shall be submitted to Genesis Architecture ("Lessor's Architect") and The Tegra Group ("Tenant's Architect") for their joint decision, which joint decision shall be final and binding on both Lessor and Tenant. If any such dispute shall not be resolved by such architects, such dispute shall be submitted to arbitration, to be conducted by and in accordance with the rules of the American Arbitration Association.

Lessor's Work and the Tenant Improvements shall be completed by Contractor. Based on the approved Tenant Improvement Plans, the total cost of constructing the Tenant Improvements is Two Million Seven Hundred Thousand Seven Hundred Forty Seven Hundred Forty and 00/100 Dollars ($2,700,740.00), of which Lessor agrees to pay the sum of One Million Fifteen Thousand Seven Hundred Forty and 00/100 Dollars ($1,015,740.00). The balance of the cost of constructing the Tenant Improvements of One Million Six Hundred Eighty-Five Thousand and 00/100 Dollars ($1,685,000.00) shall be paid by Tenant ("Tenant's TI Contribution") in accordance with the following schedule:


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      (i)   The sum of Two Hundred Fifty Thousand and 00/100 Dollars
            ($250,000.00) shall be paid on May 31, 1997;

      (ii) The additional sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) shall be paid on June 30, 1997;

      (iii) The additional sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) shall be paid on July 31, 1997; and

      (iv) The balance shall be paid within five (5) days after delivery to Tenant of at least a temporary certificate of occupancy which permits manufacturing operations at and from the Premises.

Each payment required above shall be conditioned upon receipt from Lessor's Architect of written certification that the Lessor has theretofore incurred costs for the Tenant Improvements in an amount equal to 1.6 (i.e., $2,700,740 divided by $1,685,000) times the amount of the payment then due from Tenant plus all previous payments made to Lessor as part of Tenant's TI Contribution, and approval of such certification from Tenant's Architect, which approval shall not be unreasonably withheld, delayed or conditioned.

Lessor shall consider in good faith any change orders requested by Tenant in writing, whether to Lessor's Work or the Tenant Improvements, so long as (i) Tenant pays to Lessor in cash any extra design or construction cost arising therefrom and (ii) either Lessor determines that such change orders shall not delay completion of Lessor's Work or the Tenant Improvements or Tenant consents in writing to delays caused thereby.

In order to secure the payment of Tenant's TI Contribution, Tenant agrees, within thirty (30) days of the date hereof, to provide to Lessor an irrevocable letter of credit in the amount of $1,700,000 from a recognized lending institution, and on terms, acceptable to Lessor in its reasonable discretion.

                                   BASE RENT:

5. Tenant agrees to pay to Lessor, at the address stated in Section 7 below, or otherwise as requested by Lessor in writing, as base rent ("Base Rent"), exclusive of any other charge provided for in this Lease to be paid by Tenant, the following sums for the following periods. Base Rent shall be payable in equal monthly installments, in advance, commencing on the Commencement Date and continuing on the first day of each subsequent month during the Lease Term. In the event the Commencement Date occurs on a day other than the first day of a month, or terminates on a day other than the last day of a month, the rent payable during such first or last month shall be adjusted on a pro rata basis.

                                                 Monthly
      Applicable Period                         Base Rent
      -----------------                         ---------

(a)   From Commencement Date through           $63,633.90
      last day of fifth Lease Year


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(b)   From first day of sixth Lease Year       $70,190.12
      through last day of tenth Lease Year

It is expressly agreed and understood that the full amount of the Base Rent pursuant to this Section 5 hereof shall be absolutely payable to Lessor by Tenant at the time and in the manner specified herein without any set off, deduction, or abatement of any nature whatsoever except as otherwise expressly set forth in this Lease, without regard to whether Tenant occupies the Premises during all or any part of the Lease Term.

                               ADDITIONAL RENT:

6. Tenant shall pay to Lessor throughout the term of this Lease the following:

      (a) Tenant shall pay a sum equal to one hundred percent (100%) of the Real Estate taxes. The term "Real Estate Taxes" shall mean all real estate taxes, all assessments and any taxes in lieu thereof which may be levied upon or assessed against the Property and all Improvements thereon. Tenant, in addition to all other payments to Lessor by Tenant required hereunder shall pay to Lessor, in each year during the term of this Lease and any extension or renewal thereof, such real estate taxes and assessments which are payable in such year, in the manner and at the times set forth below. Lessor agrees that all special assessments shall be amortized over the longest period allowed by law. There are no special assessments levied or pending with respect to the Property as of the date hereof. The Property constitutes a separate tax parcel and is not taxed together with other land of the Lessor.

      Any tax year commencing during any Lease Year shall be deemed to correspond to such Lease Year. In the event the taxing authorities include in such real estate taxes and assessments the value of any improvements (excluding Tenant Improvements) made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, and indicate the same in writing, then Tenant shall pay all the taxes attributable to such items in addition to its proportionate share of said aforementioned real estate taxes and assessments. A photostatic copy of the tax statement submitted by Lessor to Tenant shall be sufficient evidence of the amount of taxes and assessments assessed or levied against the Property of which the Premises are a part. Lessor shall have the right, but not the obligation, to contest the amount or validity, or otherwise seek a reduction or abatement, of any Real Estate Taxes or a reduction in the assessed valuation of the Property. Any savings or rebates received by or awarded to Lessor in any such proceedings, net of appraiser fees, attorneys' fees and other costs and expenses incurred by Lessor in connection therewith (all of which shall be reimbursed to Lessor out of such savings or award, or, if such award relates to future Real Estate Taxes, in conjunction with and at the time of payment of the next due installment thereof) shall inure to the benefit of Tenant.

      Tenant shall have the right, at Tenant's sole expense, to contest the amount or validity, or otherwise seek a reduction or abatement, of any real estate taxes or a reduction in


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      the assessed valuation of the Property, by appropriate proceedings diligently conducted in good faith, provided that Tenant shall first have notified Lessor of its intention to do so and Lessor shall have failed to notify Tenant, within fifteen (15) days of receipt of such notice that Lessor intends to contest the same in its own name. If Tenant proceeds with any such contest, Lessor shall cooperate in good faith therewith and execute any reasonable documents necessary to enable Tenant to pursue such contest. Any such contest, whether by Lessor or Tenant, shall not delay or defer Tenant's obligation to timely reimburse Lessor for payment of each installment of real estate taxes.

      (b) A sum equal to one hundred percent (100%) of the annual aggregate "Operating Expenses" reasonably and in good faith incurred by Lessor in the operation, maintenance and repair of the Property. The term "Operating Expenses" shall be limited to those items and categories of expenses listed on Exhibit G.

      (c) The payment of the sums set forth in this Section 6 shall be in addition to the Base Rent payable pursuant to Section 5 of this Lease. The sums due under this Section 6, along with all other amounts to be paid by Tenant to Lessor hereunder other than Base Rent shall hereinafter be referred to as "Additional Rent." All sums due pursuant to Exhibit G shall be due and payable within thirty (30) days of delivery of written certification by Lessor setting forth the computation of the amount due from Tenant and including all reasonable detail, invoices, paid receipts and other backup documentation. If Tenant disputes in good faith its obligation to pay any such Operating Expense billed by Lessor, Tenant shall notify the Lessor in writing, stating the basis for such dispute and such dispute shall be timely submitted to binding arbitration to be conducted by and in accordance with the Rules of The American Arbitration Association. Tenant shall not be deemed in default hereunder for failure to pay the disputed portion of any item of Operating Expense until the dispute is resolved. In the event the Lease Term shall begin or expire at any time during the calendar year, the Tenant shall be responsible for his pro-rata share of Additional Rent under subdivisions a. and b. during the Lease and/or occupancy time.

      Prior to commencement of this Lease and prior to the commencement of each calendar year thereafter commencing during the term of this Lease or any renewal or extension thereof, Lessor may estimate for each calendar year
      (i) the total amount of Real Estate Taxes; and (ii) the total amount of Operating Expenses. Said estimates will be in writing and will be delivered or mailed to Tenant.

      The amount of Real Estate Taxes and Operating Expenses payable during each calendar year, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month during such calendar year at the option of Lessor. In the event that such estimate is delivered to Tenant before the first day of January of such calendar year, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance, on the first day


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      of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

      Upon completion of each calendar year during the term of this Lease or any renewal or extension thereof, Lessor shall cause its property manager to determine the actual amount of the Real Estate Taxes, and Operating Expenses payable in such calendar year and deliver a written certification of the amounts thereof to Tenant. If Tenant has underpaid Real Estate Taxes or Operating Expenses for such calendar year, Tenant shall pay the balance due within twenty (20) days after the receipt of such statement. If Tenant has overpaid Real Estate Taxes or Operating Expenses for such calendar year, Lessor shall credit such excess against the most current monthly installment or installments due Lessor for its estimate of Real Estate Taxes and Operating Expenses for the next following calendar year. A pro rata adjustment shall be made for a fractional calendar year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of the Lease during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Section 6 shall be adjusted accordingly.

      Tenant shall have the right, during reasonable business hours and upon five (5) days prior notice to Lessor, to inspect all of Lessor's books and records with respect to Operating Expenses for the Property, which inspection shall be held at the office of Lessor's property manager. If any such inspection discloses that the amount paid by Tenant in any calendar year was overstated, Lessor shall refund such excess amounts to Tenant within ten (10) days after receipt of Tenant's demand therefor, unless Lessor shall, within said ten (10) day period, notify that Lessor disputes the correctness of such inspection. In the event that Lessor questions or disputes the correctness of such inspection, the accountant employed by Tenant and Lessor's property manager shall endeavor to reconcile the question or dispute within thirty (30) days thereafter. If such parties are unable to resolve such dispute or question within said thirty (30) day period, then either party shall be free to submit the matter to a court of competent jurisdiction.

                              COVENANT TO PAY RENT:

7. Except as otherwise expressly set forth in Section 35 hereof, the covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to Lessor at:

             AmberJack, Ltd.
             c/o Welsh Companies, Inc.
             8200 Normandale Boulevard, Suite 200
             Minneapolis, Minnesota 55437

or at such other address of which Lessor shall notify Tenant in writing.


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

                                  UTILITIES:

8. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, fuel oil, L.P. gas, telephone and/or other utility services or energy source furnished to the Premises during the term of this Lease, or any renewal or extension thereof. If Lessor elects to furnish any of the foregoing utility services or other services furnished or caused to be furnished to Tenant, then the rate charged by Lessor shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed Additional Rent in accordance with Section 6.

                          CARE AND REPAIR OF PROPERTY:

9. (a) Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and good condition, reasonable wear and tear (as defined in Section 30 hereof) and damage by fire or other casualty against which Lessor is required to insure hereunder or taking by eminent domain excepted, and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance, repair and replacement (subject to the provisions of subsection 9(b) of this Lease relating to Lessor's obligation with respect to certain replacements), if necessary, of heating, air conditioning fixtures, equipment, and systems, all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass (except in the case of gross negligence or willful misconduct by Lessor, its agents, servants and contractors). Tenant shall obtain and maintain during the term of the Lease a maintenance contract with a reputable HVAC contractor acceptable to the Lessor in its reasonable discretion for the servicing, maintenance and repair of the heating, ventilation and air conditioning system serving the Premises (the "HVAC System") and shall provide a copy of such contract to Lessor for its approval. Tenant shall cause all regularly scheduled servicing and maintenance of the HVAC System thereunder to be performed in a timely manner and shall, upon request, provide evidence thereof to the Lessor. Tenant shall keep and maintain the HVAC System in good condition and repair throughout the term of the Lease, including without limitation all repairs to and replacements thereof as necessary. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. Tenant shall also repair, at its expense, any damage to the Property or the Premises caused by the negligence or willful act of Tenant, its agents, employees, contractors or licensees. Notwithstanding anything in the foregoing to the contrary, Tenant's obligations under this Section 9(a) shall exclude any repairs or replacements which are Lessor's express responsibility under this Lease.

      If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with Section 33 of this

      Lease, not less than fifteen (15) days in advance (except in the care of a bona fide emergency, in which case no such notice is necessary) Lessor may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof (except in the case of negligence or willful misconduct by Lessor, it agents, servants and contractors) and upon completion thereof, Tenant shall pay to Lessor all costs plus 15 % for overhead incurred by Lessor in making such repairs upon presentation to Tenant of a bill therefor. Notwithstanding the foregoing, the Lessor shall endeavor in good faith to minimize any interference with the conduct of Tenant's business at and from the Premises when making any such repairs.

      (b) Lessor shall repair, at its sole expense (and without reimbursement from Tenant as Operating Expenses), the structural portions of the Premises and all utility lines serving the Premises up to the exterior walls thereof, provided however where structural repairs or repairs to utility lines are required to be made by reason of the negligence or wrongful acts of Tenant, its agents, employees, contractors, invitees or visitors, the costs thereof shall be borne by Tenant and payable by Tenant to Lessor upon demand. Lessor shall also, at its expense, when necessary replace theroof on the Premises; provided, however, that the cost of repairs (as opposed to replacement) to the roof, to the extent not covered by any roof warranty or guaranty, shall constitute Operating Expenses. The Lessor shall also maintain and repair as necessary, subject to reimbursement thereof from Tenant as Operating Expenses, the parking and driveway areas of the Property and all landscaped areas on the Property. Lessor shall also, at its expense (and without reimbursement from Tenant), repair in a good and workmanlike manner all damage to the Property caused by the negligence or wrongful act of Lessor, its agents, employees, contractors or licensees.

      All maintenance which is the responsibility of the Lessor shall be provided promptly and diligently, upon the condition that the Lessor shall not be liable for damages for failure to do so due to causes beyond its control.

      Notwithstanding the foregoing to the contrary, the Tenant shall not be responsible for any maintenance or repairs which are (i) covered by any warranties or guarantees running in favor of Lessor which are not assigned to Tenant hereunder, or (ii) required as a result of any negligence or wrongful acts or omissions of Lessor, it being agreed that Lessor shall be responsible at its sole cost for the items set forth in subsections
      (i)-(ii) above.

      (c) All capital improvements which are required to be made after the date of this Lease to the Premises in order to comply with any governmental law or regulation in force as of the Commencement Date shall be borne by Lessor.

      (d) Any and all capital improvements to be made to the Premises from and after the date hereof by virtue of the specific use and activity being conducted thereon by Tenant (as opposed to general use of similar commercial real estate) shall be borne exclusively by Tenant.

      (e) Any and all other capital improvements required to be made to the Premises from and after the date hereof that are required under any governmental statute, ordinance, rule, regulation and other law which was not applicable to the Premises at the time it was constructed, shall be in the first instance performed by Lessor, subject to the terms set forth below. Upon completion of such capital improvements, Tenant shall reimburse Lessor for a portion of the cost of any such capital improvement based upon a fraction, the numerator of which is the number of full calendar months remaining in the then current term of the Lease and the denominator of which is the number of months in the reasonably useful life of such capital improvement. Upon exercise of any Renewal Option, Tenant shall pay to Lessor an additional portion of the cost of any such capital improvement based upon the number of calendar months in said renewal term.

                                     SIGNS:

10. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from the exterior of the Premises, shall be approved (which approval shall not be unreasonably withheld, delayed or conditioned) and installed by Lessor at Tenant's reasonable expense. In the event of a violation of the foregoing by Tenant, Lessor may, if Tenant does not remedy such violation within fifteen (15) days after written notice from Lessor, remove the same without any liability and may charge the reasonable expense incurred by such removal to Tenant. Attached hereto and incorporated herein as Exhibit F is a copy of Tenant's initial sign proposal and criteria, which Lessor hereby approves.

                      ALTERATIONS, INSTALLATION, FIXTURES:

11. Except for those repair and maintenance obligations set forth elsewhere in this Lease, Tenant shall not make any exterior or structural alterations in any portion of the Premises, without, in each instance, first obtaining the written consent of Lessor. Lessor shall not unreasonably withhold, delay or condition such consent so long as Tenant provides to Lessor in advance a surety bond or other adequate security for the payment of all costs to be incurred in connection with such alterations and so long as the proposed alterations in Lessor's reasonable judgment (i) will not in any way impair or otherwise alter the structural integrity of the Premises; (ii) will not adversely affect any utility lines, pipes or equipment lying outside of the exterior walls of the Premises; (iii) will not in any way decrease the fair market value of the Property and (iv) will not involve any change in use of the Property. Tenant shall be permitted to (i) repaint the interior of the Premises, replace any carpeting or wall covering in the Premises, all without regard to cost, or (ii) make other interior non-structural alterations and improvements without Lessor's prior consent, provided, however, that in any event, Tenant shall give to Lessor prior written notice of, and plans relating to, any such alteration or improvements. Within fifteen (15) days after receipt of any such plans and specifications, Lessor shall notify Tenant in writing as to whether Lessor expects Tenant to remove the proposed alterations or improvements at the expiration of the Lease Term and restore the Premises to their prior condition. In connection with any alterations, Tenant shall provide lien waivers, evidence of appropriate insurance and sworn construction statements if such items are reasonably requested by Lessor or its lender. Without cost or expense to Lessor, Lessor shall cooperate with Tenant in the obtaining of any and all licenses, building permits, certificates of occupancy or other governmental approvals which may be required in connection with any such alterations, and Lessor shall execute, acknowledge and deliver any documents reasonably required in furtherance of such purposes. In the event alterations are required by any governmental agency by reason of the specific use and occupancy of the Premises by Tenant (i.e., as opposed to being applicable generally to similar commercial facilities within the subject jurisdiction), Tenant shall make such alterations at its own cost and expense after first obtaining Lessor's approval of plans and specifications therefor. Lessor shall see to it that at the time of the delivery of the Premises and the Property, the same will be in full compliance with the Americans With Disabilities Act of 1990 ("ADA") or similar statutes or law and regulations as of the Commencement Date, including, without implied limitations, in compliance with all accessibility guidelines, to the extent that the provisions thereof relate to similar commercial facilities generally. Subject to the preceding sentence, thereafter, the Tenant shall be responsible for improvements or modifications to the Premises required or necessary to comply, as it expressly applies to Tenant, with the ADA or similar statutes or law.

                                   POSSESSION:

12. Except as hereinafter provided, Lessor shall deliver possession of the Premises to Tenant in the condition required by this Lease on or before the Commencement Date. The rentals herein reserved shall commence on the Commencement Date; provided, however, that if Tenant assumes occupancy of the Premises prior to the Commencement Date and commences manufacturing operations therein, the terms of such occupancy shall in all respects be the same as that of a Tenant under this Lease, including without limitation the obligation to pay Base Rent and Additional Rent based upon that portion of the Premises in which Tenant has assumed occupancy and commenced manufacturing operations. Lessor shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises.

                          SECURITY AND DAMAGE DEPOSIT:

13. Tenant contemporaneously with the execution of this Lease, has deposited with Lessor the sum of Seventy-Four Thousand Eight Hundred Eighteen and 04/100 Dollars ($74,818.04), receipt of which is acknowledged hereby by Lessor, which deposit is to be held by Lessor, without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the term hereof or any extension hereof. Prior to the time when Tenant shall be entitled to the return of this security deposit, Lessor may co-mingle such deposit with Lessor's own funds and to use such security deposit for such purpose as Lessor may determine. Notwithstanding the foregoing to the contrary, in the event Lessor transfers title to the Property to a party with a tangible net worth of less than Five Million and 00/100 Dollars ($5,000,000.00), Lessor shall require such transferee to segregate the security deposit in a separate account and agree in writing not to co-mingle said security deposit with such transferee's own funds. In the event Lessor transfers title to the Property to a party with a tangible net worth of Five Million and 00/100 Dollars ($5,000,000.00) and such transferee wishes to co-mingle such deposit with its own funds, such transferee shall, as a condition thereto, provide to Tenant such transferee's most recent financial statement, which shall have at least been reviewed by independent certified public accountants, in order to substantiate such transferee's then current tangible net worth. Any such writing shall name Tenant and its assigns as third party beneficiaries. Lessor shall provide to Tenant an executed original of any such writing. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof or any extension hereof, then Lessor either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Lessor for all losses or damages sustained or to be sustained by Lessor due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Lessor pursuant to the provisions of this Lease, damages or deficiencies in the reletting of Premises, and reasonable attorney's fees incurred by Lessor. Should the entire deposit or any portion thereof, be appropriated and applied by Lessor, in accordance with the provisions of this paragraph, Tenant upon written demand by Lessor, shall remit forthwith to Lessor a sufficient amount of cash to restore said security deposit to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Said security deposit shall be returned to Tenant, less any depletion thereof as the result of the provisions of this paragraph, at the end of the term of this Lease or any renewal thereof, or upon the earlier termination of this Lease. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provision of this Lease or otherwise.

In the event Lessor shall sell the Property, or shall otherwise convey or dispose of its interest in this Lease, Lessor may assign said security deposit or any balance thereof to Lessor's assignee, whereupon Lessor shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the said assignee for the return and repayment of said security deposit. Said security deposit shall not be collaterally assigned or encumbered by Tenant without the written consent of Lessor, and any assignment or encumbrance without such consent shall not bind Lessor. In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed to be held by Lessor as a deposit made by the assignee, and Lessor shall have no further liability with respect to the return of said security deposit to the Tenant.

                                      USE:

14. The Premises shall be used and occupied by Tenant for office and warehouse purposes and for light manufacturing for assembly and storage of electronic components and related uses, so long as such use is permissible under all applicable laws, ordinances and governmental regulations affecting the Property. The Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Lessor shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the Premises. Tenant shall occupy the Premises, conduct its business and control its agents, employees, contractors, invitees and visitors in such a way as is lawful and will not permit or create any nuisance, unreasonable noise or odor, or otherwise interfere with or disturb any other tenant or occupant of any adjacent property in its normal business operations. Tenant's use of the Premises shall conform to all reasonable rules and regulations relating to the use of the Property, as may be adopted from time to time, which, in any event, shall be uniformly applicable to and enforced against the tenants of any other adjacent or contiguous property owned by Lessor. To the extent the same is done in a manner consistent with all applicable laws, ordinances and governmental regulations, Lessor consents to Tenant's storage on the Property outside of the Premises of loaded and unloaded trailers and nitrogen and other gas tanks; provided, however, that by so consenting Lessor assumes no liability with respect to such stored property. Tenant acknowledges that the site plan attached hereto as Exhibit B, which site plan has been approved by Tenant, includes not more than 411 parking spaces on the Property.

                               ACCESS TO PREMISES:

15. The Tenant agrees to permit the Lessor and the authorized representatives of the Lessor to enter the Premises, upon reasonable advance notice (other than in the case of a bona fide emergency in which case Lessor shall be required to give only such notice, telephonic or otherwise, as is practicable and reasonable under the circumstances) at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that the Lessor may reasonably deem necessary to prevent material waste or deterioration in connection with the Premises. Nothing herein shall imply any duty upon the part of the Lessor to do any such work which, under any provision of this Lease, the Tenant may be required to perform and the performance thereof by the Lessor shall not constitute a waiver of the Tenant's default in failing to perform the same. The Lessor may, during the progress of any work in the Premises, keep and store upon the Premises all necessary materials, tools and equipment; provided, however, that Lessor shall do so, if at all, in a manner intended to minimize, to the extent possible, any interference with, inconvenience to or disturbance of Tenant's business. The Lessor shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of the Tenant by reason of making repairs or the performance of any work in the Premises, or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of the Tenant under this Lease shall not thereby be affected in any manner whatsoever.

Lessor reserves the right to enter upon the Premises at any time in the event of an emergency and at reasonable hours to exhibit the Premises to prospective purchasers or others; and to exhibit the Premises to prospective Tenants and to the display "For Lease" or similar signs on the Property adjacent to abutting public roadways during the last nine (9) months of the term of this Lease, all without hindrance or molestation by Tenant.

                                 EMINENT DOMAIN:

16. In the event of any eminent domain or condemnation proceeding or sale to the condemning authority in lieu thereof in respect to the Property during the term thereof, the following provisions shall apply:

      (a) If the whole of the Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

      (b) If any part constituting less than the whole of the Property shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Premises so as to render the Premises unsuitable for the business of the Tenant, in the commercially reasonable opinion of either Lessor or Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination. In the event that either Lessor or Tenant desire to terminate this lease as aforesaid, such party shall give written notice of termination within thirty (30) days after, as to Lessor, the effective date of such taking or, as to Tenant, receipt of written notice of the effective date of such taking.

      In the event of a partial taking or condemnation of the Property, as a result of which this Lease is not terminated as set forth in the preceding paragraph, this Lease shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the Premises taken. Lessor reserves the right, at its option, to restore the Premises to substantially the same condition as they were prior to such condemnation. In such event, Lessor shall give written notice to Tenant, within thirty (30) days following the date possession shall be taken by the condemning authority, of Lessor's intention to restore. Upon Lessor's notice of election to restore, Lessor shall commence restoration and shall restore the Premises with reasonable promptness, subject to delays beyond Lessor's control and delays in the making of condemnation or sale proceeds adjustments by Lessor; and Tenant shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Premises restored.

      (c) In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Lessor is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof.

      (d) Although all damages in the event of any condemnation shall belong to the Lessor whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment, and for the unamortized portion of Tenant's TI Contribution (based on full amortization thereof over a presumed ten year lease term) and subsequent alterations or improvements paid for by Tenant, amortized over the unexpired balance of a presumed ten
      (10) year lease term. However, Tenant shall have no claim against Lessor or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said lease, any unexpired term renewal or extension of said Lease.

                             DAMAGE OR DESTRUCTION:

17. In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, Tenant shall in any event promptly notify Lessor thereof, and the following provisions shall apply:

      (a) If the cost of restoration as reasonably estimated by Lessor will equal or exceed seventy-five percent (75%) of said replacement cost of the Premises, then either Lessor or Tenant may, no later than the forty-fifth
      (45th) day following the damage, give the other party written notice of election to terminate this Lease.

      (b) If the cost of restoration as estimated by Lessor shall amount to less than seventy-five percent (75%) of said replacement cost of the Premises, or if, despite the cost, neither party elects to terminate this Lease, Lessor shall restore the Premises, including the Tenant Improvements, but excluding, unless Lessor otherwise consents in writing in advance, any leasehold improvements constructed by or on behalf of Tenant after completion of the initial construction of the Premises, and all trade fixtures, contents and personal property of Tenant, all of which Tenant shall separately insure, with reasonable promptness, subject to delays beyond Lessor's control and delays in the making of insurance adjustments by Lessor. Lessor agrees to make and pursue resolution, on commercially reasonable terms, of any insurance claim diligently and in good faith.

      (c) In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rents shall be paid up to that date. Notwithstanding termination of the Lease, Lessor shall allow Tenant a reasonable opportunity, not exceeding thirty (30) days from the effective date of termination, to remove its trade fixtures and other Tenant property from the Premises. Tenant shall have no claim against Lessor for the value of any unexpired term of this Lease.

      (d) In any case where damage to the Premises shall materially affect the Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was caused by the negligence or breach of the terms of this Lease by Tenant, its agents, employees, contractors, invitees or visitors, a portion of the Base Rent and Additional Rent based upon the extent to which the Premises or the parking areas on the Property are rendered unsuitable shall be abated until repaired or restored. If the destruction or damage was caused by negligence or breach of the terms of this Lease by Tenant as aforesaid and if Lessor shall elect to rebuild, the rent shall not abate and the Tenant shall remain liable for the same. For purposes of this Section 17(d), Lessor acknowledges that Lessor's property manager shall not be deemed to be an agent, employee, contractor, invitee or visitor of Tenant.

      (e) Notwithstanding the foregoing to the contrary, in the event that Lessor has, for reasons within its reasonable control, not completed restoration of the Premises within one hundred eighty (180) days after the date of such damage or destruction, or, for reasons not within of Lessor's reasonable control, including without limitation delays in the making of insurance adjustments by Lessor, within sixteen (16) months after the date of such damage or destruction, Tenant may terminate this Lease on sixty
      (60) days advance written notice unless, within such 60 day period, Lessor shall complete restoration or repair of the Premises, in which case this Lease shall not be terminated.

                               CASUALTY INSURANCE:

18. (a) Lessor shall at all times during the term of this Lease, at its expense, maintain at commercially reasonable cost a so-called "all risk" policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Premises, including without limitation all Tenant Improvements but excluding, unless Lessor otherwise consents in writing, any leasehold improvements constructed by or on behalf of Tenant after the completion of initial construction of the Premises, in an amount equal to its full insurable value on a full replacement cost basis against loss or damage by fire, explosion or other insurance hazards and contingencies, provided that Lessor shall not be obligated to insure any furniture, trade fixtures, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Premises.

      (b) Tenant shall not carry any stock of goods or do anything in or about the Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease; provided, however, that Tenant in lieu of removing such goods or ceasing such activities provide to Lessor a substitute insurance policy acceptable to Lessor in its reasonable discretion.

      (c) Lessor hereby waives and releases all claims, liability and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the Property or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion and other perils included in standard "all risk" insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Lessor and its agents, servants and employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Property resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. The waiver shall remain in force whether or not the Tenant's insurer shall consent thereto.

      (d) If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

                           PUBLIC LIABILITY INSURANCE:

19. Tenant shall during the term hereof, keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Property, including the Premises and the business of Tenant, on terms with companies approved in writing by Lessor, which approval shall not be unreasonably withheld, delayed or conditioned, in which both Tenant and Lessor shall be covered by being named as insured parties under reasonable limits of liability not less than $2,000,000 in the aggregate. Such policy or policies shall provide that thirty (30) days written notice must be given to Lessor prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Lessor at the time this Lease is executed that such coverage is in full force and effect. Lessor may, at its option, maintain additional or supplemental public liability insurance in its own name with respect to the Property, and the reasonable cost thereof shall be reimbursed to Lessor by Tenant as Operating Expenses.

                               DEFAULT OF TENANT:

20. (a) For purposes of this Lease, any of the following shall constitute a "Tenant Default": (i) any failure of Tenant to pay any Base Rent or any installment of Tenant's TI Contribution due hereunder within ten (10) days after written notice of default (provided, however, that if Lessor shall give three such notices in any twelve month period, no notice of any further default shall be required during the balance of the twelve month period commencing the first date of such notice); or (ii) any failure of Tenant to pay any Additional Rent which is not being contested in good faith pursuant to the provisions of Section 6(c) hereof within ten (10) days after written notice of default; or (iii) any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such failure shall have been given to Tenant; provided, however, that if such default cannot with due diligence be wholly cured within such thirty (30) days, Tenant shall have such longer period as may be reasonably necessary to cure the default, so long as Lessor proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion, or (iv) if Tenant or any guarantor of this Lease shall file or have filed against it any petition or claim for relief under any federal or state law relating to bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property (and, as to involuntary proceedings only, such petition or claim is not dismissed in one hundred twenty (120) days), or (v) if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon the Premises or suffer this Lease to be taken under any writ of execution or (vi) Manufacturer's Services Ltd., a Delaware corporation ("Guarantor") shall otherwise be in default in the performance of any covenant or agreement under the Lease Guaranty of even date herewith signed by Guarantor in favor of Lessor (the "Lease Guaranty") and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given to Tenant. Upon the occurrence of a Tenant Default, then Lessor, in addition to its rights of remedies it may have, shall have, with judicial process, the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without being guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Notwithstanding the foregoing to the contrary, no further notices of default under subsections
      (i) and (ii) above shall be required hereunder this Section 20(a) if Tenant willfully and persistently fails to pay Base Rent hereunder in such a manner that a reasonable person would conclude that Tenant is not performing its payment obligations hereunder in good faith and in a timely manner.

      (b) Should Lessor elect to re-enter the Premises as herein provided, or should it take possession of the Premises pursuant to legal proceedings, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Lessor shall make reasonable efforts to mitigate damages but shall under no circumstances be obligated to prefer the Property in its marketing and leasing efforts over other available property owned, operated or managed, in whole or in part, by Lessor. Upon each such reletting all rentals received by the Lessor from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees (prorated based on a fraction, the numerator of which is the number of days remaining in the then current Lease term hereunder and the denominator of which is the number of days in the initial lease term for the substitute tenant) and attorney's fees and a portion of the cost of such alterations and repairs, prorated based on a fraction calculated as set forth immediately above; third, to the payment of the rent due and unpaid payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Lessor. No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time after such re-entry and reletting elect to terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Lessor. In the event of termination of this Lease after a Tenant Default, Lessor shall under no circumstances be obligated to return or repay to Tenant any previously paid installments of Tenant's TI Contribution.

      (c) In the event suit shall be brought for recovery of possession of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Lessor all reasonable expenses incurred therefor, including a reasonable attorney's fee, together with interest on all such expenses at the rate of four percent (4%) per annum in excess of the "base" or "prime" rate of interest (or equivalent successor rate) as may be set or announced by Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, as the same changes from time to time (the "Default Rate"), from the date of such breach of the covenants of this Lease.

      (d) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise. Tenant also waives any demand for possession of the Premises, and any demand for payment of rent and any notice of intent to re-enter the Premises, or of intent to terminate this Lease, other than the notices above provided in this section, and waives any and every other notice or demand prescribed by any applicable statutes or laws.

      (e) No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Lessor or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

                           COVENANTS TO HOLD HARMLESS:

21. Except in case of fire or other casualty against which Lessor is required to insure hereunder, or damage or loss caused by the exercise of eminent domain, unless the liability for damage or loss is caused by the negligence of Lessor, its agents, contractors or employees or is due to Lessor's default in the performance of any of its obligations, duties, covenants, representations or warranties hereunder, Tenant shall hold harmless Lessor from any liability for damages to any person or property in or upon the Premises and the Property, including the person and the property of Tenant and its employees and all persons in the Premises at its or their invitation or sufferance, and from all damages resulting from Tenant's failure to perform the covenants of this Lease. In the event of any claim or assertion of liability against Lessor in any manner covered by Tenant's indemnification obligation set forth in the foregoing sentence, Tenant may contest such claim or assertion of liability so long as it proceeds diligently and in good faith with respect thereto and, in connection therewith, shall employ competent counsel acceptable to Lessor (the approval of which shall not be unreasonably withheld, delayed or conditioned). Lessor agrees to give prompt notice to Tenant of any such claim or assertion of liability. If Tenant so engages counsel acceptable to Lessor as aforesaid, Tenant's indemnity hereunder shall not include reimbursement to Lessor of any separate fees for Lessor's independent legal counsel. All property kept, maintained or stored on the Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Property, and not furnished on order of Lessor, which may be secured by any Mechanic's, Materialmen's or other lien to be discharged at the time performance of any obligation secured thereby matures, provided that Tenant may contest such lien so long as (i) Tenant proceeds with such contest diligently and in good faith, and (ii) Tenant provides to the Lessor a surety bond or other security acceptable to Lessor in an amount equal to 125% of the amount of such lien within ten (10) days after receipt by Tenant of notice of such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event, Tenant shall forthwith pay and discharge said judgment and lien. Lessor shall have the right to post and maintain on the Premises, notices of non-responsibility under the laws of the State of Minnesota.

                                 NON-LIABILITY:

22. Except in the case of fire or other casualty against which Lessor is required to insure hereunder or damage or loss caused by the exercise of eminent domain, Lessor shall not be liable for damage to any property of Tenant or of others located on the Property, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Property or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any such damage caused by other Tenants or persons in the Property, occupants of adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

                                 SUBORDINATION:

23. Lessor warrants that the Property is not encumbered by any Mortgage (as defined below) as of the date hereof. In the event that the Property becomes encumbered by a Mortgage prior to the earlier of (i) Commencement Date, or (ii) the date on which a Memorandum of Lease is recorded with the Ramsey County Recorder pursuant to Section 29 hereof, Lessor shall cause the mortgagee thereunder to execute and deliver to Tenant a subordination, nondisturbance and attornment agreement as required below in this Section 23. This Lease shall be subject and subordinate to the lien of any and all Mortgages (as defined below) hereafter encumbering the Premises and placed thereon by Lessor, its successor or assigns, and to renewals, modifications, replacements and extensions of such Mortgages; provided, however, that the subordination herein contained shall not be effective with respect to any Mortgage unless the holder of such Mortgage (the "Mortgagee") shall execute and deliver a subordination, nondisturbance and attornment agreement providing that, in the event the Mortgage shall be foreclosed, the Mortgagee shall accept a deed in lieu thereof, or the Mortgagee shall be or become a mortgagee-in-possession of the Property (any of which events shall be a "Foreclosure"), so long as no Tenant Default shall have occurred and be construing, and so long as Tenant shall attorn to Mortgagee or purchaser upon Foreclosure, (i) the Lease shall not terminate by any reason of such Foreclosure, (ii) Tenant's possession of the Premises shall not be disturbed, (iii) the Mortgagee or purchaser upon such Foreclosure, its or his successors or assigns, shall recognize Tenant and all its rights hereunder and shall be obligated to fully and completely perform Lessor's duties and obligations under this Lease arising from and after the date of such Foreclosure, and (iv) Tenant shall not, unless otherwise required by applicable law, be named as a party in any action for Foreclosure. For purposes hereof, the term "Mortgage" shall mean any mortgage, deed of trust or similar consensual lien on the Property securing loans made to Lessor, its successors and assigns, by any bank, savings bank, savings and loan association, trust company, insurance company, pension fund, any lending affiliate of any of the foregoing, or any other institutional lender.

                            ASSIGNMENT OR SUBLETTING:

24. So long as no Tenant Default shall have then occurred and be continuing, and subject to the terms and limitations set forth below, Tenant shall have the right to assign this Lease or sublet the Premises (to no more than three (3) subtenants in the aggregate at any one time) or any portion thereof only with the prior written consent of Lessor, which consent shall not be unreasonably withheld if (i) as to an assignment or as to a sublease of more than 30,000 square feet, the proposed assignee or subtenant is reasonably creditworthy, (ii) the proposed assignee or subtenant assumes, in a written assumption agreement in form and substance acceptable to Lessor in its commercially reasonable discretion, Tenant's obligations hereunder (as to subtenants, excluding the obligation as to pay Base Rent or Additional Rent) and otherwise agrees to be bound by the terms hereof, from and after the date of assignment of this Lease. Notwithstanding the foregoing, under no circumstances will Tenant be released from any obligations hereunder, nor will Guarantor be released from its obligations under the Lease Guaranty, upon any such assignment or sublease, including without limitation any "Intracorporate Transfer" or space sharing arrangement as contemplated below in this Section 24. Should Tenant sublease in accordance with the terms of this Lease, any increase in rental received by Tenant over the per square foot rental rate which is being paid by Tenant (after reimbursement to the Tenant of reasonable costs incurred in consummating such sublease, including, without implied limitation, attorneys' fees, brokerage commissions and the cost of making changes by reason thereof in the Premises such commissions and costs of changes in the Premises to be amortized of the term of occupancy of the Premises by the assignee or sublessee) shall be forwarded to and retained by Lessor, which increase shall be in addition to the Base Rent and Additional Rent due Lessor under this Lease.

Notwithstanding the above, Tenant may, without the approval of Lessor, assign the Lease, or any part thereof, or sublease the Premises, in whole or in part, to any of the following (collectively, "Intracorporate Transfers"): (a) a parent or affiliate of Tenant; or (b) any corporation a majority of whose voting stock is owned by Tenant; or (c) any corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporation, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; or (d) any corporation acquiring this Lease and all or substantially all of Tenant's assets; or (e) any corporate successor to a successor corporation becoming such by either of the methods described in subsections (c) or (d). For purposes of this section, the term "affiliate" shall mean any entity directly controlled by Tenant, under the direct (through one or more levels or entities) control of tenant or under the common direct control with Tenant. In no event shall Tenant be permitted to use, in a step transaction, a series of one or more of such Intracorporate Transfers to "spin-off" this Lease to independent third parties, that is, if the assignment to such independent third party would not otherwise be permitted hereunder. As an example of the foregoing, Tenant shall not assign this Lease to an affiliate corporation whose assets consist solely of this Lease and the rights granted herein and thereafter sell the stock of such affiliate corporation to an independent third party.

Any assignment of this Lease or subletting of the Premises permitted under this Lease shall be subject to the following conditions:

      (1) that the initial Tenant and any assignee(s) of Tenant which has assumed such obligations in a writing with Lessor shall remain liable for the full performance of all Tenant obligations hereunder during the entire term of this Lease; and

      (2) that any sublease shall be subject and subordinate to this Lease, and the subtenant shall comply with all the terms and conditions of this Lease (excepting the rental provisions contained herein), including without limitation of all restrictions upon the use of the Premises contained herein; and

      (3) a copy of the document of the assignment or subletting is delivered to Lessor within fifteen (15) days after the full execution thereof by both parties thereto; and

      (4) any assignee shall assume in writing all of the Tenant's obligations arising from and after the date of assignment under this Lease.

Notwithstanding the foregoing to the contrary, the foregoing limitation shall not prevent Tenant from allocating space within the Premises (not exceeding twenty percent (20%) of the aggregate square feet on the Premises, all without creation of separate entrances to the Premises, to joint venture partners or associated entities with whom Tenant is engaged in work in the ordinary course of Tenant's business, so long as (i) each such party agrees in a writing directed to Lessor to be bound by the terms of this Lease (other than the obligation to pay Base Rent or Additional Rent), (ii) Tenant provides immediate written notice to Lessor of such space sharing arrangement,
(iii) the activities being conducted at and from the Premises by such party do not, in Lessor's reasonable judgment, increase Lessor's insurance premiums (unless such increase is paid by Tenant) or its risk of incurring liability, damages or costs for environmental hazards. No such space sharing arrangement, with or without Lessor's consent, shall in any way whatsoever relieve Tenant of any of its obligations, duties or liabilities hereunder.

Notwithstanding the foregoing to the contrary, in the event of any proposed assignment of this Lease or subletting, of space within the Premises (other than an Intracorporate Transfer), the Lessor shall, for a period of ten (10) business days after receipt of written request for approval of such assignment or sublease from the Tenant, have the right to terminate this Lease as to the portion of the Premises proposed to be sublet by written notice to Tenant ("Lessor's Termination Notice"). Upon receipt of Lessor's Termination Notice, Tenant shall have -period of ten (10) business days in which to rescind its request for approval of assignment this Lease or subletting of the Premises. If Tenant fails to deliver to Lessor written notice rescission of such request within said ten (10) business day period, this Lease shall be deem terminated on a date sixty (60) days after receipt of Lessor's Termination Notice (unless Lessor and Tenant otherwise agree in writing). If this Lease is terminated as to a portion the Premises only, Base Rent and Additional Rent shall be prorated on an equitable basis.

                                   ATTORNMENT:

25. In the event of a sale or assignment of Lessor's interest in the Property, or the Premises or this Lease, or if the Property come into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Lessor hereunder; provided, however, Tenant's peaceable possession will not be disturbed so long as Tenant performs its obligations under this Lease. Tenant shall execute, on demand, any commercially reasonable attornment agreement, as determined by Tenant in its reasonable judgment, required by any such party to be executed, containing such provisions and such other provisions as such party may reasonably require.

                         NOVATION IN THE EVENT OF SALE:

26. In the event of the bona fide sale of the Property in an arm's length transaction, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale (other than the obligation to complete the Project as required by Section 4 hereof, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Lessor herein. Notwithstanding the foregoing provisions of this section, Lessor, in the event of a sale of the Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Premises assumes and agrees to carry out all of the covenants and obligations of Lessor herein, and identifies Tenant as an intended third party beneficiary of such agreement. Lessor agrees to provide to Tenant an executed original counterpart of any such agreement.

The Tenant agrees at any time and from time to time upon not less than fifteen
(15) business days prior Written request by the Lessor to execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect, or if modified, stating the modifications, that there are no outstanding defaults or, if that not be the case, specifying any defaults then in existence, and the dates to which the Base Rent, acceptable to Tenant in its reasonable discretion and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Premises. The failure of Tenant to do so within fifteen (15) days after written request by the Lessor shall constitute a Tenant Default, without any requirement of further demand or notice to Tenant. Tenant hereby appoints Lessor as its attorney-in-fact for the purpose of executing, in the name of Tenant, any statement required to be executed by Tenant under this Section 26 upon the failure of Tenant to do so within the time frame specified above.

                             SUCCESSORS AND ASSIGNS:

27. The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

                                QUIET ENJOYMENT:

28. Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenant and agreements on Tenant's part to be observed and performed under this Lease, may peaceably and quietly enjoy the Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease, without hindrance, molestation or disturbance by Lessor or persons claiming through, under or over Lessor.

                                   RECORDING:

29. Promptly upon execution hereof, Lessor and Tenant agree to join in the execution of a Memorandum of Lease for the purposes of recordation. Said Memorandum of Lease shall describe the parties, the Premises and the term of the Lease and shall incorporate this Lease by reference.

                                   SURRENDER:

30. On the Expiration Date or upon the termination of this Lease or Tenant's right to possession of the Premises upon a day other than the Expiration Date, Tenant shall peaceably surrender the Premises broom-clean in good order, condition and repair, excepting only reasonable wear and tear, damage by fire or other casualty to be insured against by Lessor hereunder, and any taking by eminent domain. For purposes of this Lease, the term "reasonable wear and tear" shall be based on the presumptions that: (i) Tenant shall have conducted its business at and from the Premises for not more than ten (10) hours per day, five (5) days per week in the office area and twenty-two (22) hours per day seven (7) days per week in the production area, and (ii) the HVAC System will be operated for twenty-four (24) hours per day seven (7) days per week to ensure a controlled environment in the production area. The Tenant shall surrender the HVAC System in good working order and condition. Not later than thirty (30) days following the Expiration Date or earlier date of termination of this Lease or Tenant's right to possession of the Premises, Tenant shall provide to Lessor an inspection report with respect to the HVAC System performed by a registered engineer or HVAC contractor acceptable to Lessor certifying to Lessor, in form and substance acceptable to Lessor in its reasonable discretion, that the HVAC System is in good working order and condition and that all necessary maintenance of and repairs to the HVAC System have been completed. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property and equipment from the Premises; any property not so removed by Tenant shall be deemed to have been abandoned. Tenant shall also remove, at its expense, all alterations and improvements which Lessor has given notice in writing to Tenant to remove pursuant to the provisions of Section 11 hereof; provided, however, that Tenant shall have no obligation to remove the Tenant Improvements described in Section 4 hereof. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense prior to the expiration of the Lease Term or earlier termination of this Lease or Tenant's right to possession of the Premises. All alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Lessor or Tenant upon the Premises and all floor covering so installed (other than alterations which Lessor has given notice in writing to Tenant to remove pursuant to the provisions of
Section 11 hereof) shall remain upon and be surrendered with the Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration of termination of this Lease. Tenant shall promptly surrender all keys for the Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of combinations of any locks and safes on the Premises. Tenant's obligations under this Section 30 shall be continuing obligations and shall survive termination of this Lease or the expiration of the Lease Term.

                                  HOLDING OVER:

31. In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Lessor (excluding any period during which Lessor and Tenant are both negotiating in good faith an extension of the Lease Term), Tenant shall pay rent for such occupancy at the rate of one hundred twenty-five percent (125%) of the last-current Base Rent, prorated for the entire holdover period. Tenant shall also pay all Additional Rent accruing during the holdover period. Except as otherwise agreed in writing, any holding over with the written consent of Lessor shall constitute Tenant a month-to-month tenant.

                                    CONSENTS:

32. Whenever provision is made under this Lease for either party securing the consent or approval by the other, such consent or approval shall only be in writing. No such consent by either party shall be unreasonably withheld, delayed or conditioned.

                                    NOTICES:

33. Any notice required or permitted under this Lease shall be given or secured if personally delivered or sent by registered or certified return receipt mail to Manufacturers' Services Limited, with a copy to Tenant at the Premises and to Lessor at One State Farm Plaza, Bloomington, Illinois 61710, Attention:
Investment Real Estate E-10, with a copy to the address then fixed for the payment of rent as provided in Section 7 of this Lease, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent or rent to be paid. Any mailed notice shall be deemed given if refused when received or tendered for delivery.

                                LESSOR SELF HELP:

34. Except as otherwise provided herein, the Tenant covenants and agrees that if it shall any time fail to take out, pay for, maintain or deliver any of the insurance policies above required, or, subject to Tenant's right to contest in good faith disputed items of Additional Rent as set forth in Section 6(c) hereof, fail to make any other payment or perform any other act on its part to be made or performed as in this Lease provided and such default shall continue beyond applicable notice and grace periods, then the Lessor may, but shall not be obligated so to do, upon not less than ten (10) days prior notice to the Tenant (other than payments necessary to obtain or maintain insurance coverages required hereunder or to avoid the imposition of penalties, in which case no such notice is required) and without waiving or releasing the Tenant from any obligations of the Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Tenant to be made and performed as in this Lease provided, in such manner and to such extent as the Lessor may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All reasonable sums so paid by Lessor and all reasonable, necessary and incidental costs and expenses in connection with the performance of any such act by the Lessor, together with interest thereon at the Default Rate from the date of making of such expenditure by Lessor, shall be deemed Additional Rent hereunder, and shall be payable to Lessor on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid and the Lessor shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.

                                LESSOR'S DEFAULT:

35. Any of the following occurrences, conditions or acts by Lessor shall constitute a "Lessor Default": (a) Lessor's failure to make any payments of money due Tenant hereunder within ten (10) days after the receipt of written notice from Tenant that same is overdue; or (b) Lessor's failure to perform any non-monetary obligation of Lessor hereunder within thirty (30) days after receipt of written notice from Tenant to Lessor specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) days, Lessor shall have such longer period as may be reasonably necessary to cure the default, so long as Lessor proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion and provided further that in the case of an emergency, Tenant shall be required to give only such notice as is reasonable under the circumstances.

Upon the occurrence of a Lessor Default, at Tenant's option, in addition to any other remedies which it may have, and without its actions being deemed a cure of Lessor's default, Tenant may (i) pay or perform such obligations and offset all reasonable sums so paid by Tenant and all reasonable necessary and incidental costs and expenses paid or incurred by Tenant in connection therewith against the Base Rent, Additional Rent and other charges due Lessor hereunder unless, by written notice to Tenant, Lessor contests whether a Lessor Default has occurred or is continuing, in which case such right of offset shall only be effective if final, non-appealable judgment against Lessor shall have been entered by a court of competent jurisdiction; or (ii) sue for damages. Any amounts so determined to be due from Lessor to Tenant hereunder shall bear interest at the Default Rate from the date such costs or expenses were incurred.

                                    GENERAL:

36. The Lease does not create the relationship of principal agent or of partnership or of joint venture or of any association between Lessor and Tenant, the sole relationship between the parties hereto being that of Lessor and Tenant.

No waiver of any default of Tenant or Lessor hereunder shall be implied from any omission by Lessor or Tenant to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Lessor or Tenant shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Lessor of any act by Tenant requiring Lessor's consent or approval shall not waive or render unnecessary Lessor's consent to or approval of any subsequent similar act by Tenant shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Lessor under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant's possession of the Premises so long as, in taking such action, Lessor acts in a manner consistent with its obligations hereunder. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Lessor and Tenant affecting the Premises and there are no other agreements, subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

The responsibility of either Lessor or Tenant hereunder is only to perform the respective covenants, duties and obligations of such party hereunder. In the event of the failure of either party to do so, the defaulting party shall be liable to the non-defaulting party only for the direct losses, damages, costs and expenses from such default, along with other costs and expenses expressly set forth herein, and shall not be liable for loss of profits, indirect or consequential damages.

                               HAZARDOUS MATERIAL:

37. (a) Tenant covenants through the Lease Term, at Tenant's sole cost and expense, promptly to comply strictly with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commission, boards, and officers thereof, relating to the use, handling, storage, transport or disposal of "Hazardous Material," as defined below.

      (b) In the event any Hazardous Material (hereinafter defined) is brought or caused to be brought into or onto the Property or the Premises by Tenant, its agents, contractors, employees or invitees, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For purposes of this section, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or materials, as now or at any time hereafter in effect. Tenant shall submit to Lessor on or before January 15 of each calendar year during the term hereof copies of its approved hazardous materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or permits, all Material Data Safety Sheets prepared by, for or on behalf of Tenant and any and all reports, log sheets or other documentation which Tenant submits or provides to any governmental agency or entity in connection with the use, handling, storage, transport or disposal of any Hazardous Material (all of the foregoing being hereinafter collectively referred to as "Tenant Environmental Documentation." Lessor shall have the right, at reasonable times and on reasonable advance notice, to inspect (and, if Lessor so desires, copy) any or all

      Tenant Environmental Documentation and Tenant shall cooperate in good faith with Lessor in connection with any request for inspection thereof. In addition, at any time that Lessor shall have any reasonable cause to believe that a release of any Hazardous Material has occurred in violation of any applicable law either on the Property or affecting the Property, Lessor may enter the Property and the Premises at reasonable times and on reasonable advance notice to conduct any inspections or tests which Lessor, in its commercially reasonable discretion, deems necessary or advisable to determine the existence, nature, extent or cause of such release. Lessor shall conduct all such inspections and testing in a manner intended to minimize any interference with the business of Tenant. Tenant agrees to cooperate in good faith in connection with any such inspection or test. The costs of all such inspections and testing shall be borne by Lessor; provided, however, that Tenant shall reimburse Lessor for the costs of all such inspections and testing if the identified release was caused by Tenant, its agents, employees or contractors. Subject to the limitations set forth in Section 36 above concerning loss of profits, indirect or consequential damages, Tenant will indemnify and hold harmless Lessor from any losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees) which Lessor may suffer or incur as a result of any introduction, spill or release of any kind or nature whatsoever caused by Tenant, its agents, employees, contractors, or licensees into or onto the Property or the Premises, or any adjacent property, of any Hazardous Material at any time during the Lease Term. This section shall survive the expiration or sooner termination of this Lease. By way of clarification and not limitation, the parties agree that the Lessor's property manager from time to time or said property manager's employees, agents, contractors or licensees are not employees, agents, contractors or licensees of Tenant.

      (c) Tenant acknowledges receipt of (i) a certain Phase 1 Environmental Site Assessment Update dated August 29, 1996 prepared by Braun Intertec Corporation with respect to the Property; and (ii) a certain Phase 1 Environmental Site Assessment prepared by Nova Environmental Services, Inc. Dated March 22, 1990 with respect to the Property (collectively, the "Environmental Reports"). Even though Landlord may otherwise have no responsibility or liability to any party therefor (due to lack of association with any pre-existing condition or due to the off-site source(s) thereof), and subject to the limitations set forth in Section 36 above concerning loss of profits, indirect or consequential damages, Landlord hereby agrees that it will hold harmless and defend Tenant from any costs, liabilities or expenses to which Tenant may be exposed in connection with governmentally required remediation or cleanup of any pre-existing Hazardous Material conditions at the Property which are referred to in the Environmental Reports. This section shall survive the expiration or sooner termination of this Lease.

      (d) The Tenant shall provide to Landlord immediate notice of any (A) notice of any violation, proposed violation, claim, administrative or judicial complaint, order or proposed order, relating to the Property alleging violations of any federal, state or local environmental law or regulation requiring Lessor or Tenant to take any action in connection with the release of any Hazardous Material or (B) any notice from a federal, state or local governmental agency or private party alleging that Lessor or Tenant may be liable or responsible for costs associated with a response or cleanup of a release of any Hazardous Material.

                                 FORCE MAJEURE:

38. Either party's failure to perform the terms and conditions of this Lease, in whole or in part, shall not be deemed a breach or a default hereunder or give rise to any liability of such party to the other if such failure is attributable to any unforeseeable event beyond such party's reasonable control and not caused by the negligent acts or omissions or the willful misconduct of such party, including, without limitation, flood, drought, earthquake, storm, pestilence, lightning, and other natural catastrophes and acts of God; epidemic, war, riot, civic disturbance or disobedience, and act of the public enemy; fire, accident, wreck, washout, and explosion; strike, lockout, labor dispute, and failure, threat of failure, or sabotage of such party's facilities; delay in transportation or car shortages, or inability to obtain necessary labor, materials, components, equipment, services, energy, or utilities through such party's usual and regular sources at usual and regular prices; and any law, regulation, order or injunction of a court or governmental authority, whether valid or invalid and including, without limitation, embargoes, priorities, requisitions, and allocations or restrictions of facilities, equipment or operations. In the event of the occurrence of such a Force Majeure event, the party unable to perform promptly shall notify the other party.

                                    CAPTIONS:

39. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

                                LESSOR ESTOPPEL:

40. Lessor shall, upon receipt of a request from Tenant therefor, execute and deliver to Tenant or to any proposed lender or purchaser of Tenant, or its assets, a certificate certifying that this Lease is in full force and effect and that there are no outstanding defaults and if that not be the case, specifying any defaults then in existence and containing such other reasonable information as is customarily included in Lessor Estoppel Certificates which, in any event, shall be acceptable to Lessor in its reasonable discretion.

                                  ATTACHMENTS:

41. See also Exhibits A through inclusive, which Exhibits are attached hereto and made a part hereof.

      Exhibit                              Description
      -------                              -----------

      Exhibit A                Legal Description
      Exhibit B                Site Plan of Premises
      Exhibit C                Outline Specification for Lessor's Work
      Exhibit C-l              List of Approved Plans for Lessor's Work

      Exhibit D                Outline Specification for Tenant Improvements
      Exhibit D-l              List of Approved Plans for Tenant Improvements
      Exhibit E                List of Warranties
      Exhibit F                Tenant's Sign Criteria
      Exhibit G                List of Operating Expenses

                                 SUBMISSION:

42. Submission of this instrument to Tenant or proposed Tenant or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Lessor/Owner and Tenant or its agents.

                                 REPRESENTATION:

43. It is agreed and understood that Mr. Brian Doyle, agent or broker with Welsh Companies, Inc., is representing Lessor, and that Mr. Michael Fardy, agent of Welsh Companies, Inc. is representing Tenant, and all leasing or brokerage commissions payable to Welsh Companies, Inc. (including the above-named agents) shall be paid by Lessor. Tenant represents and warrants that it has not engaged the services of any other sales or leasing representative or broker in connection with this Lease or the Premises.

                              SUBMISSION OF LEASE:

44. Submission of this Lease to Tenant prior to execution hereof by Lessor does not constitute and shall not be interpreted as, an offer by Lessor. This Lease shall become a binding contract only upon execution hereof by both Lessor and Tenant. However, this Lease shall be null and void in all respects if the same has not been signed by both Lessor and Tenant, and executed original counterparts thereof delivered to each such party, by 5:00 p.m., Central Standard Time on April ___, 1997.

IN WITNESS WHEREOF, the Lessor and the Tenant have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written.

Tenant:                                    Lessor:

MANUFACTURER'S SERVICES LIMITED -          AMBERJACK, LTD.
ROSEVILLE, INC.


By: /s/ Anthony R. Cammavano               By: /s/ Neil O. Brown
    --------------------------------           ---------------------------------
Its: Division V.P.                         Its: President
     -------------------------------            --------------------------------

                                           And: Robert B. O'Dell
                                                --------------------------------
                                           Its: Assistant Secretary
                                                --------------------------------

STATE OF MINNESOTA     )
                       )  ss:
COUNTY OF HENNIPIN     )


On this 14 day of April, 1997, personally came before me, a Notary Public within and for said County, Ramsey, the Division VP of Manufacturer's Service, Limited - Roseville, Inc., a Minnesota corporation, and acknowledged that he executed the same as his free act and deed on behalf of such corporation.


                                           /s/ Ruth M. Belmonte
[NOTARY SEAL]                              -------------------------------------
                                           Notary Public
                                           My commission expires: 1/31/2000
                                                                  --------------

STATE OF ILLINOIS      )
                       )  ss:
COUNTY OF MCLEAN       )

On this 16th day of April, 1997, personally came before me, a Notary Public within and for said County, Neil O. Brown and Robert O'Dell, being respectively the, President and Assistant Secretary of AmberJack, Ltd., an Arizona corporation, acknowledged that they executed the same as their free act and deed on behalf of such corporation.

                                           /s/ Lori Collier
                                           -------------------------------------
                                           Notary Public
                                           My commission expires:
                                                                  --------------

                                           [NOTARY SEAL]

                                   EXHIBIT A

                              (Legal Description)

Parcel 1:
      The South 30 acres of the Northwest 1/4 of Section 21, Township 30, Range 23, except the West 884 feet thereof and except the following:

            Beginning at the point on the South line of said 30 acres, 2033.0 feet East of the Southwest corner thereof; thence East to the Southeast corner thereof; thence North to the Northeast corner thereof; thence West along the North line of said 30 acres to a point 1768.0 feet East of the Northwest corner thereof; thence South 28 degrees 41 minutes East 559.7 feet, more or less, to the point of beginning, except part deeded to State of Minnesota in Book "1729" RCR, page 988 and Book "2033" RCR, page 528:

Parcel 2:
      That part of the South 30 acres of the South Half of the Northwest Quarter of Section 21, Township 30 North, Range 23 West, Ramsey County, Minnesota, described as follows:

            Beginning at a point on a line run parallel with and distant 33 feet Easterly of Line 1 described below, distant 200 feet Northerly of its intersection with the East and West quarter line of said
            Section 21; thence run Southeasterly to a point on said East and West quarter line, distant 220 feet Easterly of said intersection; thence run Westerly along said East and West quarter line for 141.92 feet; thence deflect to the right on a non-tangential curve, concave to the Northeast, having a delta angle of 57 degrees 43 minutes 04 seconds, a radius of 167 feet and a chord azimuth of 335 degrees 03 minutes 51 seconds, for 168.23 feet, more or less, to an intersection with said 33 foot parallel line; thence run northerly on said 33 foot parallel line for 52.28 feet to the point of beginning;

            Line 1: Beginning at a point on the North line of said Section 21, distant 1180 feet East of the Northwest corner thereof; thence run Southerly at an angle of 75 degrees 28 minutes 41 seconds from said North section line (measured from West to South) for 1105.99 feet; thence deflect to the left at an angle of 17 degrees 04 minutes 13 seconds for 167.08 feet; thence deflect to the right on an 00 degree 44 minute 14 second curve (delta angle 07 degrees 08 minutes 33 seconds) for 968.91 feet; thence on a tangent to said curve for 600 feet and there terminating.

            together with

                        That part of the South 30 acres of the South Half of the Northwest Quarter of Section 21, Township 30 North, Range 23 West, Ramsey County, Minnesota, described as follows:

                        From a point on Line 1 described above, distant 499.53 feet North of its point of termination, run Easterly at right angles to said Line 1 for 33 feet to the point of beginning; thence continue Easterly on the last described course for 33 feet; thence run Northerly parallel with said Line 1 for 170.53 feet, more or less, to the North line of said South 30 acres; thence run West on said North line to its intersection with a line run parallel with and distant 33 feet East of said Line 1; thence run South on said 33 foot parallel line for
                        167.76 feet, more or less, to the point of beginning.

Note: Parcel designations are for convenience of reference only and do not constitute an integral part of the legal description.

                                    EXHIBIT B

                                    [GRAPHIC]
                      [OFFICE/WAREHOUSE FACILITY SITE PLAN]

                                    EXHIBIT C

                            OUTLINE SPECIFICATION FOR
                         THE DESIGN AND CONSTRUCTION OF

                                Office/Warehouse

                          Arden Hills Interstate Center
                                     Phase I
                             Arden Hills, Minnesota

Prepared by:

       Welsh Construction Company
       March 26, 1997

                                TABLE OF CONTENTS

01000       GENERAL CONDITIONS                                              3

02000       SITE WORK                                                       6

03000       CONCRETE                                                        8

04000       MASONRY                                                         9

05000       METALS                                                          9

06000       CARPENTRY AND MILLWORK                                          9

07000       THERMAL AND MOISTURE PROTECTION                                 9

08000       DOORS AND WINDOWS                                              10

09000       FINISHES                                                       11

10000       SPECIALTIES                                                    11

11000       EQUIPMENT                                                      11

15000       MECHANICAL                                                     11

16000       ELECTRICAL                                                     12

            ALLOWANCES                                                     13

            QUALIFICATIONS                                                 14

            LIST OF EXHIBITS                                               15

01000 GENERAL CONDITIONS

1.    INTENT

      This outline specification and the preliminary drawings outline the general scope of work for the design and construction of a 154,264 square foot office/warehouse facility in Arden Hills, Minnesota. Contractor shall provide all design, supervision, labor, materials, equipment, and general requirements necessary for the complete and timely construction of the project specified herein.

2.    DESIGN

      A. Architecture and Engineering: Contractor shall prepare a complete set of working drawings and specifications in accordance with these outline documents, applicable building codes and zoning requirements, and the requirements of the owner. Additions or deletions to the scope of work incorporated into the final drawings and specifications at the direction of the owner will result in an appropriate adjustment to the contract price.

3.    SUPERVISION

      A. Project Manager Contractor shall assign a project manager to this project who shall be responsible for the complete execution of all work. The project manager's responsibilities shall include interfacing the project as required with the owner and the developer throughout the entire design and construction process, obtaining the required building permits, and managing the construction process through completion of the project.

      B. Superintendent: Contractor shall assign a superintendent to this project who shall be responsible for the supervision of all field construction in progress. The superintendent's responsibilities shall include the scheduling and direct supervision of field construction forces, interfacing as required with building inspection officials, and ensuring compliance of work in place with drawings and specifications.

4.    CONSTRUCTION SCHEDULE

      Contractor shall prepare a progress schedule for the project. This schedule shall indicate the dates for starting and completion of the various stages of construction, and shall be updated on a regular basis to reflect the actual progress of the work.

      This proposal is based upon a five-month construction schedule with construction commencing on or about February 15, 1997. No winter weather costs are included in the contract price. Utility costs are projected to be the responsibility of the owner on/or about June 1,1997.

5.    TEMPORARY CONSTRUCTION

      Contractor shall provide all required temporary construction, temporary facilities and temporary utilities required to complete project construction including heated weathertight enclosures, temporary roadways and parking areas, erosion control structures, material storage areas, enclosures for tools and other equipment, a heated and air-conditioned field office, temporary utility services for construction use, and temporary toilet facilities as required.

6.    CLEAN-UP

      Contractor shall be responsible for construction trash removal services and shall at all times keep the building and site free from accumulation of debris. Upon completion, the building shall be turned over to owner in a "broom clean" condition.

7.    WARRANTY

      Contractor warrants that all materials and equipment shall be new unless otherwise specified, and shall be free from defects for a period of one year from the date of substantial completion of the work. Any extended warranties obtained from suppliers or subcontractors shall be passed on to the owner.

8.    INSURANCE

      Contractor shall maintain Worker's Compensation insurance, Comprehensive Public Liability insurance, and Builder's Risk insurance, "All Risk" form, for this project for the duration of the work. Deductible losses shall be the responsibility of the owner.

9.    QUALITY ASSURANCE

      Contractor shall prepare and implement a Quality Assurance project for this project. The Quality Assurance program shall include independent agency testing and observation of soils, bituminous paving, roofing, steel connections, and cast-in-place concrete, as well as inspection of work in progress by project designers. The owner will have the right to perform inspections and independent tests at any time.

10.   ITEMS FURNISHED BY THE OWNER

      The following items shall be furnished by the owner prior to commencement of design work by contractor. If requested by the owner, the contractor shall assist in the selection of agencies to perform these services.

      A. Property Survey: The owner will retain a registered land surveyor to prepare a survey for the proposed site. The survey will conform to the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted in 1992 by the American Land Title Association and the American Congress on Surveying and Mapping, meeting the accuracy requirements of an urban class survey, showing as additional items, the land area and the contours of the project site, building setbacks, the location of all utilities service the project site which are on or adjacent to the project site, and all easements. Owner shall obtain all easements necessary for access to the project site, including easements for installation and maintenance of utilities, and (as necessary) easements, leases or licenses for the use of area outside the project site for the storage of materials or equipment used or useful in the performance of the project.

      B. Hazardous Materials Reports: When there is reason to suspect the presence of hazardous materials on the site or within an existing structure, or when such materials are discovered during construction, the owner will retain an independent testing agency to perform investigation and testing and to prepare a Hazardous Materials Report. Removal, containment, disposal or other procedures required for dealing with such materials will be the responsibility of the owner, and the contract time will be extended by the resulting period of delay, if any.

11.   SOIL REPORT

      Contractor shall retain an independent testing agency to perform subsurface exploration (soil borings) and prepare and engineered foundation report (Soil Report) for the proposed project. The building design and site preparation shall conform to the requirements of the soil report. Soil conditions encountered during excavation substantially different from those described in the Soil Report may result in an equitable adjustment to the contract price, as documented and necessary, (up or down, as applicable) subject to Owner's reasonable approval, which shall not be unreasonably withheld or denied.

12.   PERMITS AND FEES

      Contractor shall pay for all required building permits necessary for the construction of the project. An allowance of $ 28,500.00 is included for SAC (and WAC) charges. Park dedication fees and other assessments will be paid by the owner,

13.   BONDS

      A. Performance & Payment Bond: If requested by the owner, contractor shall furnish a surety company's payment and performance bond in the amount equal to the full amount of the contract. The bond shall be issued by a financially responsible surety company. All costs for furnishing a bond (including those applicable to change orders) will be the responsibility of the owner as an extra cost to the contract.

      B. Site Improvement & Landscaping Bond: The owner will provide any site improvement or landscaping bonds required by the local governmental authority. Contractor shall assist the owner and/or the developer in preparing any required documentation for the bonds.

14.   RECORD DOCUMENTS

      Upon completion of the project, contractor shall provide the owner with a complete set of record documents including record drawings, a list of subcontractors used on the project, manufacturer's warranties, operation and maintenance manuals for major pieces of equipment, and instruction manuals when appropriate for building systems.

15.   PROGRESS PAYMENTS

      This proposal is based upon contractor receiving monthly progress payments. Contractor shall submit an Application for Payment to the owner on or about the 5th of each month for work completed during the previous month. Payment will be due to the contractor within (30) days of owner's receipt of Application for Payment.

      A retainage equal to 10% of each Application for Payment shall be withheld until the project reaches 50% completion, after which, no additional retainage shall be withheld. No retainage to be held on General Conditions.

      It is the owner's responsibility to secure adequate financing for the project.

16.   EQUAL EMPLOYMENT OPPORTUNITY POLICY

      Contractor shall comply with all current Federal, State and local laws governing Equal Employment Opportunity.

02000 SITEWORK

1.    EARTHWORK

      The contractor shall provide all required site clearing, mass excavation and filling, structural excavation and backfill and fine grading as required for the proposed building structure, paved areas, and proper site drainage.

      Topsoil shall be stockpiled during construction from on-site materials and spread over disturbed areas to be landscaped with sod, seed or other plant materials.

      For proposal purposes, the contractor has included earthwork required for a complete project contingent upon the following conditions:

      A.    A balanced site not requiring imported or exported materials.

      B. Existing soil conditions suitable for 3000 PSF spread footings at normal footing depths, pavement subgrades, and utility installations without soil correction.

      C. Ground water levels lower than planned excavations for foundations and utilities.

      Actual soil conditions differing from those stated above will result in an appropriate adjustment to the contract price

2.    UTILITIES

      The contractor shall provide on-site utility work required for connection to utility services, contingent upon adequate utility services located immediately adjacent to the site via publicly accessible utility easements. Fees imposed by serving utility companies for the installation of on-site electrical, telephone, or gas mains arc not anticipated and are not included in the contract price.

      A. Sanitary sewer: Sanitary sewer service shall be provided complete including connection to the sewer main in the street and an on-site sewer main to the building.

      B. Water: Water service shall be provided to the building for domestic water and fire protection systems complete including connection to the water main in the street and on-site water main to the building. Water mains and tire hydrants shall be provided for fire service as required by the local fire marshall.

      C. Storm Drainage: Provisions shall be made for the proper drainage of storm water from roof, parking, drive and landscaped areas.

      D. Electrical: Electrical service to the building shall be provided by the serving utility company.

      E. Gas: Gas service to the building shall be provided by the serving utility company.

      F. Telephone: Telephone service to the building shall be provided by the serving utility company.

3.    LANDSCAPING

      Site landscaping shall be designed and installed in accordance with the requirements of the City of Arden Hills and as approved by the owner. An allowance of $ 59,341 has been included to cover seeding, sodding, imported topsoil, trees, mulch, edging and shrubbery noted on the contract documents. An allowance of $15,450.00 has been included for irrigation systems to support the landscaping design.

4.    BITUMINOUS AND CONCRETE PAVING

      Bituminous and concrete paving shall be provided complete including curb cuts and driveways as indicated on the site plan.

      Paved areas subject to truck traffic shall consist of 10" of aggregate base and 4" of MNDOT #2341 bituminous wearing surface. Paved areas subject to car traffic shall consist of 6" of aggregate base and 3" of MNDOT #2341 bituminous wearing surface.

      Concrete dolly pads shall be provided at the truck docks and shall consist of 8" of granular base and 6" of 4000 PSI air entrained concrete, reinforced with welded wire or fiber mesh. Open, sawcut control joints shall be provided for the control of shrinkage cracking. A dolly strip 15-ft wide and 520-ft long is included in the contract price.

      The bituminous and concrete design indicated are included for proposal purposes. As a part of the final design work for this project, the soil testing agency will make recommendations for engineered paving designs based on actual soil conditions and proposed usages. Actual paving designs differing from those stated above will result in an appropriate adjustment to the contract price.

      Cast-in-place concrete curbs and gutters shall be provided at the perimeter of all paved parking and drive areas.

      Parking area striping and traffic markings shall be provided as indicated on the drawings.

5.    SITE LIGHTING

      Parking and drive areas shall be lighted with (8) each, 25-ft high, pole-mounted metal halide fixtures mounted on concrete bases with timeclock control. Building mounted fixtures will be utilized where possible.

03000 CONCRETE

1.    CONCRETE FOUNDATIONS

      Concrete foundations shall be spread footings consisting of strip footings, pads, piers, and cast-in-place walls constructed with concrete and reinforcing steel as required by the final structural design.

2.    CONCRETE SLABS

      The interior slab on grade shall be constructed of 6" thick 4000 PSI concrete. Slabs shall be reinforced with welded wire or fiber mesh cast in place on a 6" (+/- 1") sand cushion.

      Smooth dowel connections shall be provided at slab on grade construction joints. Sawcut control joints shall be provided for the control of shrinkage cracking. These sawcut joints are not assumed to be caulked.

      Concrete slabs shall be treated with liquid applied curing compound.

3.    PRE-CAST CONCRETE

      Exterior walls shall be 12" thick. Insulated, pre-cast concrete panels with a flat exterior finish.

4.    SIDEWALKS

      Sidewalks shall be constructed with 3000 PSI, air entrained, non-reinforced concrete. Sidewalks shall be broom finished unless indicated otherwise on the drawings.

04000 MASONRY

1.    CONCRETE BLOCK

      Interior walls at the warehouse area shall be constructed of concrete block where indicated on the drawings.

05000 METALS

1.    STRUCTURAL STEEL

      The structural framing system for the building shall consist of steel columns, beams or truss girders, bar joists, and white primed metal roof deck with column locations as indicated on the drawings.

      A minimum clear height of 24-ft shall be provided under the steel structure in warehouse areas.

2.    MISCELLANEOUS METALS

      Steel tread dock stairs, access ladders and concrete filled pipe bollards shall be provided as indicated on the drawings. Steel casings shall be provided at overhead door openings.

06000 CARPENTRY AND MILLWORK (Per scope indicated in the contract drawings)

1.    MISCELLANEOUS CARPENTRY

      Roof cants, curbs and other miscellaneous blocking shall be provided as required.

07000 THERMAL AND MOISTURE PROTECTION

1.    BUILDING INSULATION

      The overall building thermal envelope shall conform to the requirements of the Minnesota Energy Code.

      A. Exterior pre-cast walls: Exterior pre-cast wall panels shall include 2-1/2" of expanded polystyrene insulation to provide an approximate overall R value of 12.

      B. Perimeter subgrade Walls: Perimeter masonry or concrete subgrade foundation walls shall be insulated from top of footing (or frost line) to bottom of slab with 2" of extruded polystyrene insulation applied to the inside face of the wall.

      C. Roof insulation: Roof areas shall be insulated with rigid insulation installed over metal deck to provide an approximate overall R value of 22. A thermal barrier shall be provided on the metal roof deck where required by fire or building codes.

2     ROOFING SYSTEM

      The roofing system shall consist of a 3-ply built-up asphalt bituminous membrane over rigid insulation. Roof edge fascia and other visible flashings shall be pre-finished metal. Roof areas shall drain to interior roof drains. The roofing system shall be guaranteed free from defects for a period of 10 years by the roofing manufacturer.

      A ship's ladder and roof hatch shall be provided for roof access.

08000 DOORS AND WINDOWS (Per scope indicated in the contact drawings)

1.    PEDESTRIAN DOORS

      Warehouse area doors shall be flush hollow metal doors set in hollow metal frames.

      A. Hollow Metal Doors: Hollow metal doors shall be 3'-0" x 7'-0", flush face panel design. Exterior hollow metal doors shall be insulated and weatherstripped. Hollow metal doors shall be painted.

      B.    Hollow Metal Frames: Hollow metal frames shall be painted.

      C. Finish Hardware: Door hardware shall be manufactured by Schlage, Yale, Corbin or approved equal commercial grade, US26D finish, with its function appropriate for its intended use. The keying system shall allow doors to be keyed alike within a given area and tied into a building master.

2.    OVERHEAD DOORS

      Overhead doors shall be manually operated 8'-0" x 10'-0" and 12'-0" x 14'-0" insulated steel sectional doors with high lift track and weatherstripping as noted on the contract drawings.

3.    WINDOW SYSTEM

      Windows shall be 1" thick thermal panes set in clear anodized aluminum frames with a thermal-break design. Areas behind glass spandrel sections shall be insulated.

      Entrance door frame finish shall match the style of window framing system. Aluminum thresholds shall be provided for exterior doors. Panic devices shall be provided at entrance doors where required by code.

09000 FINISHES (Per scope indicated in the contact drawings.)

1. Building Finishes: Building exterior finishes to be painted pre-cast concrete and prefinished sheet metal flashings.

2. Painting: Door frames, metal doors, and miscellaneous metals shall be painted unless provided with factory finish. Ferrous metals shall be painted, unless provided with a factory-applied finish. Paint materials and coverage shall be acceptable for each application and exposure.

10000 SPECIALTIES (Per scope indicated in the contract drawings)

      Fire extinguishers shall be provided as required by local fire codes and shall be housed in painted metal cabinets in finished areas, and surface-mounted in unfinished areas.

2.    SIGNS

      Code required building and site signs shall be provided for handicapped parking signs and traffic control signs.

11000 EQUIPMENT

1.    DOCK BUMPERS

      Dock bumpers shall be provided at each dock door.

15000 MECHANICAL (Per scope indicated on the contract drawings)

1.    PLUMBING

      A piped, interior roof drainage system shall be provided from roof drains to connections with the exterior storm drainage system. Above grade, horizontal portions of the drain pipes shall be insulated. Provisions shall be made for emergency overflow drainage of ponded roof water, in accordance with buiding code requirements.

2.    HEATING, VENTILATION, AND AIR CONDITIONING

      Heating only in the warehouse area is included assuming 123,411 sq ft.

      Office areas shall be heated cooled and ventilated to normal office conditions in accordance with ASHRAE design standards by means of roof-mounted packaged mechanical units which are to be installed as part of the tenant improvement and are excluded from this scope of work.

      A wall-mounted electric cabinet unit heater shall provide supplementary heat in the electrical room.

      Warehouse areas shall be heated by means of gas-fired unit heaters to maintain an average temperature of 55(degrees)F based on ASHRAE design conditions.

3.    FIRE PROTECTION SPRINKLER SYSTEM

      A complete ESFR wet automatic fire protection system shall be provided for the facility in accordance with the requirements of applicable codes, NFPA standards and the local fire marshall. The area assumed for this system is 123,411 sq ft. Smoke evacuation systems are excluded.

16000 ELECTRICAL (Per the scope identified on the contract drawings)

1.    POWER DISTRIBUTION

      A complete electrical system shall be provided in accordance with applicable codes from a 120/208V, 3-phase 3600-amp service to panelboards with circuit breakers and distribution as required to provide power for building systems, lighting, and convenience outlets.

2.    LIGHTING

      A. Warehouse and dock areas: Fluorescent fixtures will be installed to provide an average of 15 food candles.

      B. Exterior building mounted lights: Wall-mounted high pressure sodium or metal halide fixtures will be installed at each loading dock door.

      C.    Exit and emergency lighting: As required by code.

3.    COMMUNICATIONS

      A telephone service entrance conduit shall be provided from the telephone terminal room to a point 3-feet outside the building for use by the telephone company.

4.    FIRE DETECTION

      Monitoring of the fire protection flow switch system only is included in the contract price.

ALLOWANCES

The following allowances shall be included for the total installed cost (labor, material, freight, and taxes) of each item indicated unless specified otherwise:

1. An allowance of $7,500 is included for exterior building signage including monument signs.

2.    An allowance of $59,341 is included for landscaping as described.

3. An allowance of $15,450.00 is included for landscaping as described herein.

4. An allowance of $28,500 is included for SAC/WAC charges as described herein.

QUALIFICATIONS

The following items are not included in the scope of work proposed herein:

1.    Interim financing costs.

2. Special permit fees such as park dedication fees, acreage fees and other special assessments.

3.    Removal of hazardous materials from site.

4.    Soil correction work.

5.    Winter construction costs (November 1, 1996 through March 31, 1997)

6. Off-site utility and street work, other than utility connections, curb cuts and driveways indicated on the drawings.

7.    Tenant improvements

8.    Draperies or other window treatments.

9. Special fire protection systems such as in-rack sprinklers, pre-action systems, halon or dry sprinkler systems.

10.   Water treatment or conditioning.

11.   Telephone equipment, telephones or communication wiring.

12.   Security systems and fire alarm systems, other than code-required systems.

13.   Central station monitoring of fire or security systems.

14.   Smoke evacuation systems.

15.   Dedicated electrical circuits or other special computer wiring.

LIST OF EXHIBITS

The following exhibits, together with this outline specification, form the basis for this proposal:

Drawings as follows:

1.    As prepared by Genesis Architecture:

            Drawing No        Drawing Title                  Date
            ----------        -------------                  ----

              A-1             Site plan/index               1/14/97
              A-2             Overall floor plan            1/14/97
              A-3             Partial plan - west           1/14/97
              A-4             Partial plan - east           1/14/97
              A-5             Roof plan                     1/14/97
              A-6             Elevations                    1/14/97
              A-7             Elevations                    1/14/97
              A-8             Wall section                  1/14/97
              A-9             Wall section/details          1/14/97
              A-10            Partial plans/elev/details    1/14/97
              A-11            Details                       1/14/97
              A-12            Details                       1/14/97

2.    As prepared by HKS Associates Inc.:

            Drawing No        Drawing Title                  Date
            ----------        -------------                  ----

              C-1             Existing conditions           1/8/97
                                boundary survey
              C-2             Site/layout plan              1/8/97
              C-3             Grading, drainage,            1/8/97
                                erosion
              C-4             Utilities plan                1/8/97
              C-5             General details               1/8/97
              C-6             General details               1/8/97
              L-1             Landscape development         1/8/97
              L-2             Landscape area detail         1/8/97
              L-3             Landscape detail              1/8/97

3.    As prepared by the McSherry Group Inc:

            Drawing No        Drawing Title                  Date
            ----------        -------------                  ----

             S-1              Title sheet                   1/7/97
             S-2              Foundation plan               1/7/97
             S-3              Foundation plan               1/7/97
             S-4              Roof framing plan             1/7/97
             S-5              Roof framing plan             1/7/97
             S-6              Sections and details          1/7/97
             S-7              Sections and details          1/7/97
             S-8              Sections and details          1/7/97

                                   EXHIBIT C-1

                       (APPROVED PLANS FOR LESSOR'S WORK)

The following plans dated January 8, 1997 prepared by Genesis Architecture:

       Sheet                  Plan
       -----                  ----

       C-1                    Existing Conditions and Boundary Survey
       C-2                    Site/Layout Plan
       C-3                    Grading, Drainage, Erosion Plan
       C-4                    Utilities Plan
       C-5                    General Details
       C-6                    General Details
       C-7                    General Details

       L-1                    Landscape Development Plan
       L-2                    Landscape Area Detail Sheet
       L-3                    Landscape Detail Sheet

       A-1                    Site Plan - Index & Code Review
       A-2                    Overall Floor Plan
       A-3                    Partial Plan - West
       A-4                    Partial Plan - East
       A-5                    Roof Plan
       A-6                    Elevations
       A-7                    Elevations
       A-8                    Wall Section
       A-9                    Wall Section - Details
       A-10                   Partial Plans/Elev. Details
       A-11                   Details
       A-12                   Details

       S-1                    Title Sheet
       S-2                    Foundation Plan
       S-3                    Foundation Plan Cont.
       S-4                    Roof Framing Plan
       S-5                    Roof Framing Plan Cont.
       S-6                    Sections & Details
       S-7                    Sections & Details
       S-8                    Sections & Details

                                    EXHIBIT D

                            OUTLINE SPECIFICATION FOR
                         THE DESIGN AND CONSTRUCTION OF

                             MSL TENANT IMPROVEMENTS

                          Arden Hills Interstate Center
                                     Phase I
                             Arden Hills, Minnesota


Prepared by:

      Welsh Construction Company
      February 3, 1997

                                TABLE OF CONTENTS

01000       GENERAL CONDITIONS                                                 3

03000       CONCRETE                                                           5

05000       METALS                                                             5

06000       CARPENTRY AND MILLWORK                                             6

08000       DOORS AND WINDOWS                                                  6

09000       FINISHES                                                           7

10000       SPECIALTIES                                                        7

11000       EQUIPMENT                                                          8

15000       MECHANICAL                                                         8

16000       ELECTRICAL                                                        12

            ALLOWANCES                                                        15

            QUALIFICATIONS                                                    16

            ALTERNATES AND UNIT PRICES                                        17

            LIST OF EXHIBITS                                                  18

01000 GENERAL CONDITIONS

1.    INTENT

      This outline specification and the preliminary drawings outline the general scope of work for the design and construction of a 154,264 square foot office/warehouse facility in Arden Hills, Minnesota. Contractor shall provide all design, supervision, labor, materials, equipment, and general requirements necessary for the complete and timely construction of the project specified herein. General conditions are based on performing this project concurrently with the base building construction.

2.    DESIGN

      A. Architecture and Civil/Structural Engineering: Contractor shall prepare a complete set of working drawings and specifications in accordance with these outline documents, applicable building codes and zoning requirements, and the requirements of the owner. Additions or deletions to the scope of work incorporated into the final drawings and specifications at the direction of the owner will result in an appropriate adjustment to the contract price.

      B. Mechanical and Electrical Engineering: The tenant and contractor shall produce outline electrical and mechanical specifications describing the scope of work and incorporating the items defined in Division 15 and 16 herein.

3.    SUPERVISION

      A. Project Manager: Contractor shall assign a project manager to this project who shall be responsible for the complete execution of all work. The project manager's responsibilities shall include interfacing the project as required with the owner and tenant throughout the entire design and construction process, obtaining the required building permits, and managing the construction process through completion of the project.

      B. Superintendent: Contractor shall assign a superintendent to this project who shall be responsible for the supervision of all field construction in progress. The superintendent's responsibilities shall include the scheduling and direct supervision of field construction forces, interfacing as required with building inspection officials, and ensuring compliance of work in place with drawings and specifications.

4.    CONSTRUCTION SCHEDULE

      Contractor shall prepare a progress schedule for the project. This schedule shall indicate the dates for starting and completion of the various stages of construction, and shall be updated on a regular basis to reflect the actual progress of the work.

      This proposal is based upon a five-month construction schedule with construction commencing on or about February 15, 1997 and completing on or about July 30, 1997. No winter weather costs or overtime costs are included in the contract price. A copy of the preliminary construction schedule is attached to this proposal.

5.    TEMPORARY CONSTRUCTION

      Contractor shall provide all required temporary construction, temporary facilities and temporary utilities required to complete project construction including heated weathertight enclosures, temporary roadways and parking areas, erosion control structures, material storage areas, enclosures for tools and other equipment, a heated and air-conditioned field office, temporary utility services for construction use, and temporary toilet facilities as required.

6.    CLEAN-UP

      Contractor shall be responsible for construction trash removal services and shall at all times keep the building and site free from accumulation of debris. Upon completion, the building shall be turned over to owner in a "broom clean" condition.

7.    WARRANTY

      Contractor warrants that all materials and equipment shall be new unless otherwise specified, and shall be free from defects for a period of one year from the date of substantial completion of the work.

8.    INSURANCE

      Contractor shall maintain Worker's Compensation insurance, Comprehensive Public Liability insurance, and Builder's Risk insurance, "All Risk" form, for this project for the duration of the work.

9.    QUALITY ASSURANCE

      Contractor shall prepare and implement a Quality Assurance project for this project. The Quality Assurance program shall include independent agency testing and observation of soils, bituminous paving, roofing, steel connections, and cast-in-place concrete, as well as inspection of work in progress by project designers.

10.   HAZARDOUS MATERIALS REPORTS

      When there is reason to suspect the presence of hazardous materials on the site or within an existing structure, or when such materials are discovered during construction, the owner will retain an independent testing agency to perform investigation and testing and to prepare a Hazardous Materials Report. Removal, containment, disposal or other procedures required for dealing with such materials will be the responsibility of the building owner.

11.   SOIL REPORT

      Contractor shall retain an independent testing agency to perform subsurface exploration (soil borings) and prepare and engineered foundation report (Soil Report) for the proposed project. Building design and site preparation shall conform to the requirements of the soil report.

12.   PERMITS AND FEES

      Contractor shall pay for all required building permits necessary for the construction of the project.

03000 CONCRETE

1.    CONCRETE SLABS

      Concrete dolly pads shall be provided at the truck docks and shall consist of 8" of granular base and 6" of 4000 PSI air entrained concrete, reinforced with welded wire or fiber mesh. Open, sawcut control joints shall be provided for the control of shrinkage cracking. Nitrogen tank pad and a compactor slab have been included as part of the tenant improvements.

      Cast-in-place concrete curbs and gutters shall be provided at the perimeter of all paved parking and drive areas as part of the base building package.

      Slab on grade shall consist of 4" thick 4000 PSI concrete in the proposed office areas and 6" thick 4000 PSI concrete in the manufacturing area. Slabs shall be reinforced with welded wire or fiber mesh in the proposed warehouse areas, cast in place on a 6" (+/- 1") sand cushion. The mezzanine slab shall be as designed by the structural engineer and placed on metal decking.

      Smooth dowel connections shall be provided at slab on grade construction joints. Sawcut control joints shall be provided for the control of shrinkage cracking. These sawcut joints are not assumed to be caulked.

      Concrete slabs shall be treated with liquid applied curing compound. Curing compounds will be reviewed to ensure compatibility with the conductive floor system.

05000 METALS

1.    STRUCTURAL STEEL

      The structural framing system for the building shall consist of steel columns, beams or truss girders, bar joists, and white primed metal roof deck with column locations as indicated on the drawings.

      A minimum clear height of 24-ft shall be provided under the steel structure in warehouse areas. The mezzanine area will be constructed on the east end of the building and has been assumed to be constructed at the same time as the remainder of the structural steel. Costs exceeding $6.45/sq ft for the mezzanine structure shall be treated as a change in scope.

2.    MISCELLANEOUS METALS

      Stairs, handrail, steel tread dock stairs, access ladders and concrete filled pipe bollards shall be provided as indicated on the drawings and in the manufacturing area adjacent to the dock enclosures. Steel casings shall be provided at overhead door openings.

06000 CARPENTRY AND MILLWORK (Per scope indicated in the contract drawings)

1.    MISCELLANEOUS CARPENTRY

      Roof cants, curbs and other miscellaneous blocking shall be provided as required.

2.    FINISH CARPENTRY

      An allowance has been made for the finish carpentry and millwork in the entry area and for the installation of shelving and rods in the closets.

08000 DOORS AND WINDOWS (Per scope indicated in the contract drawings)

1.    DOORS

      A. Interior suite doors shall be 3'-0" x 7'-0" solid core plane-sliced red oak veneer doors. Doors accessing the warehouse area shall be hollow metal of the appropriate fire rating. Doors shall be stained, sealed, or painted.

      B. Finish hardware: All interior door hardware to be Schlage "S series or equal, and exterior door hardware shall be Schlage "D" series or equal. Locksets are included at suite access doors only.

      C. Frames: All wood swing doors shall be set in painted 18 gauge hollow metal frames. Exterior door frame to be 16 gauge hollow metal frame. Office and conference room door frames will have a 1' x 7' sidelight attached to the frame.

2.    OVERHEAD DOORS

      Overhead doors shall be manually operated 8'-0" x 10'-0" insulated steel sectional doors with high lift track and weatherstripping as noted on the contract drawings.

3.    WINDOW SYSTEM

      Windows shall be 1" thick thermal panes set in clear anodized aluminum frames with a thermal-break design. Areas behind glass spandrel sections shall be insulated.

      Entrance door frame finish shall match the style of window framing system. Aluminum thresholds shall be provided for exterior doors. Panic devices shall be provided at entrance doors where required by code.

09000 FINISHES (Per scope indicated in the contract drawings.)

1. Exterior Building Finishes: Building exterior finishes to be painted pre-cast concrete and prefinished sheet metal flashings. Door frames, metal doors, and miscellaneous metals shall be painted unless provided with factory finish. Ferrous metals shall be painted, unless provided with a factory-applied finish. Paint materials and coverage shall be acceptable for each application and exposure.

2.    Interior Building Finishes:

      a. Ceilings: Ceilings throughout the office shall be 2' x 4' with Armstrong Second Look II acoustical ceiling tile or equivalent installed in the building standard exposed grid system at a height of 9'-0" above finished concrete floor. The ceiling grid will be installed continuous throughout the suite, except as noted on the contract drawings. The warehouse area ceilings shall be exposed prime white painted structural steel and metal deck.

      b. Floors: The typical floor finish in office areas shall be carpet. A carpet allowance of $10.00/sq yd is included for direct-glue installation. Four-inch carpet base is included throughout the office. Toilet rooms shall receive ceramic tile floor or equivalent. The floor in the entry vestibule shall receive quarry tile. The warehouse area floor shall be existing concrete floor. The production area shall receive an allowance for Forbo AS2000 conductive floor tile.

      c. Walls: Typically, interior partition walls throughout the suite will be constructed of 3-5/8" metal studs at 24" on center with on layer, each side of 5/8" drywall and shall extend to the underside of the acoustical ceiling grid. Exterior walls in finished areas shall be furred out, insulated if needed, and receive one layer of 5/8" drywall. Partition walls in demising locations and warehouse demising and separation walls shall be built to the underside of the roof deck above. All demising walls to deck will include insulation in the stud cavity. Toilet room walls shall be built to 12-ft AFF and will include insulation in the stud cavity. A 4-ft high wainscot of ceramic tile on plumbing walls shall be provided extending 2-ft past fixtures on all sidewalls. All walls in the office area will be taped and sanded smooth and shall receive two finish coats of eggshell latex paint. The warehouse walls shall be finished and painted white.

10000 SPECIALTIES (Per scope indicated in the contract drawings)

1.    FIRE EXTINGUISHERS

      Fire extinguishers shall be provided as required by local fire codes and shall be housed in painted metal cabinets in finished areas, and surface-mounted in unfinished areas.

2.    TOILET ROOM SIGNAGE

      One restroom sign indicating handicap accessibility shall be included for each restroom as required by code.

3.    TOILET ROOM ACCESSORIES

      Toilet accessories include mirror, handicap grab bars as required by code, toilet paper holders, soap dispensers, and paper towel dispensers.

11000 EQUIPMENT

1.    DOCK EQUIPMENT

      Dock bumpers shall be provided at each dock door. Five dock levelers, dock seals, and draft curtains have been included. The dock leveler capacity will be 20,000 lbs.

15000 MECHANICAL

1.    PLUMBING

      A piped, interior roof drainage system shall be provided from roof drains to connections with the exterior storm drainage system. Above grade, horizontal portions of the drain pipes shall be insulated. Provisions shall be made for emergency overflow drainage of ponded roof water, in accordance with building code requirements. Domestic hot and cold water will be installed to accommodate handicapped toilets, urinals, lavatories, sinks, and mop basins.

      The following systems are included:

      a.    Install (1,140) ft of waste piping
      b.    Install (45) floor drains
      c.    Install (510) ft of cold and hot water piping
      d.    Install (625) ft of air mains
      e.    Install (1,375) ft of air branch piping
      f.    Install (93) air drops to 4-ft off finished floor with a valve
      g.    Provide connection to (1) owner's air compressor
      h.    Install (625) ft of vacuum mains
      i.    Install (760) ft of vacuum branch piping
      j.    Install (53) vacuum drops to 4-ft off finished floor
      k.    Install (540) ft of nitrogen mains
      l.    Install (665) ft of nitrogen branch piping
      m.    Install (53) nitrogen drops to 4-ft off finished floor with valve
      n.    Provide connection to (1) tank header
      o.    Install (625) ft of DI water mains
      p.    Install (650) ft of DI water branch lines
      q.    Install (53) DI water drops to 4-ft off finished floor with valve
      r.    Provide connection to (1) DI tank

      s.    Provide connection to (1) vacuum pump
      t.    Install (10) handicap tank-type toilets
      u.    Install (16) elongated tank-type toilets
      v.    Install (9) urinals
      w.    Install (19) lavatories
      x.    Install (5) electric water coolers
      y.    Install (2) double-compartment kitchen sinks
      z.    Install (3) mop basins
      aa.   Install (3) 6-gallon electric water heaters
      bb.   Install (1) 40-gallon electric water heater
      cc.   Provide pipe insulation
      dd.   Permits are included
      ee.   Plumbing plans are included

      Service drop locations will be coordinated with the tenant's equipment. Areas to be served are noted on the MSL provided layout drawing.

2.    HEATING, VENTILATION, AND AIR CONDITIONING

      The following is included within this scope of work:

      a. Install (1) 3-ton rooftop heat/cool unit with economizer to serve the two conference rooms on the northeast side of the building.
      b. Install (1) 3-ton rooftop unit with low ambient controls to serve the computer room.
      c. Install (2) 7.5-ton rooftop heat/cool unit with economizer to serve the breakroom.
      d.    Install (1) 750 CFM power roof ventilator to serve the breakroom.
      e. Install (2) 7.5-ton rooftop heat/cool units with economizers to serve the west side of the office area, including the conference rooms, lobby, and restrooms.
      f. Install (4) 20-ton rooftop heat/cool units with economizers to serve open office area.
      g. Install (1) 800 CFM power roof ventilator to serve the restrooms and janitor closet.
      h. Install (1) 1.5KW electric entry heater to serve the west entry area.
      i.    Install (1) 2KW electric entry heater to serve the main entry area.
      j. Install (2) restroom exhaust fans to serve restrooms on east side by the conference rooms.
      k. Install (1) 6-ton rooftop heat/cool unit with economizer to serve the locker and meeting room areas.
      l. Install (1) 1,000 CFM power roof ventilator to serve the locker room area.
      m. Install (1) 1.5KW electric entry heater to serve the locker area entry.
      n. Install (3) 20-ton rooftop heat/cool units with economizers to serve the main process line area.
      o. Install (5) 20-ton rooftop heat/cool units with economizers to serve the east side of the production area.
      p. Install (3) 20-ton rooftop heat/cool units with economizers to serve the west side of the production area.
      q. Provide main and branch spiral ductwork from all 20-ton rooftop units serving the production and process areas.
      r. Install (1) 75 MBH unit heaters to serve the shipping and receiving areas.

      s.    Install (1) 500 CFM power roof ventilator to serve the solder pot area. Re-hang existing hood.
      t.    Install (1) 1,600 CFM power roof ventilators to serve the two-wash machine. This fan will be epoxy coated. Plastic exhaust ductwork from wash machine to PRVs.
      u.    Install (2) 1,600 CFM power roof ventilators to serve the process machines. Exhaust ductwork from process machines to PRVs. Note: We assume tenant will be moving his equipment and the blast gates that are on the equipment now.
      v.    Install (2) 1,200 CFM power roof ventilators to serve the wave solder machines. Note: These PRVs are the upblast type.
      w.    Install (1) 700 CFM explosion-proof power roof ventilator to serve the chemical storage room. This fan will be epoxy coated. Exhaust ductwork to within one foot of the floor, with high and low air intakes. One air transfer with a fire damper. Note: The exhaust quantities are our best guess without exact CFM ratings from the tenant.
      x.    Install (1) 4,000 CFM power roof ventilator to serve the compressor room. Install (1) 30 x 24, 2-position motorized intake damper for air transfer into the room. This fan will be controlled by a thermostat. Note: This damper will be mounted on the high side wall with a duct drop to the floor to eliminate noise transfer
      y.    Install (11)38 LB/HR steam humidifier mounted in each of the 20-ton rooftop units serving the production and process area.
      x.    Provide vent piping from one test oven to the outside. Note: Assume oven has its own fan built-in.
      z.    Install (2) branch supplies and one return air transfer to serve the security room. These will have special registers and grills that are tamper proof and used in correctional facilities.
      aa.   Provide main and branch supply ductwork in the office area.
      bb.   Provide unit heater vent piping.
      cc.   Provide exhaust fan vent piping.
      dd.   Provide gas piping.
      ee.   Provide steam piping.
      ff.   Provide (4) 250 MBH unit heaters to serve the warehouse area, last
            (3) bays.

      Equipment
      ---------

      1 - GCS16-413 Lennox rooftop unit with economizer
      1 - GCS16-513 Lennox rooftop unit with low ambient controls
      1 - GCS24-713 Lennox rooftop unit with economizer
      4 - GCS24-953 Lennox rooftop unit with economizers
      15 - LGA24OS Lennox rooftop units with economizers
      1 - LF24-75 Lennox unit heater
      4 - LF24-250 Lennox unit heater (for warehouse area)
      11 - VMl6 Dri-Steam humidifiers
      2 - 362 Broan exhaust fans
      1 - 2E437 Dayton electric entry heater
      2 - 2E878 Dayton electric entry heaters
      1 - GB100-4 Greenheck power roof ventilators
      1 - CUBE160-7 Greenheck power roof ventilator - epoxy coated 2 - CUBE140-4 Greenheck power roof ventilators

      2 - CUBE 160-5 Greenheck power roof ventilators
      1 - GB100-4 Greenheck explosion-proof power roof ventilator - epoxy coated
      1 - GB180-15 Greenheck power roof ventilator
      1 - GB8O-4 Greenheck power roof ventilator
      2 - GB9O-4 Greenheck power roof ventilators
      3 - LGA24OS Lennox rooftop units with economizers
      1 - GB9O-4 Greenheck power roof ventilator
      1 - GB8O-4 Greenheck power roof ventilator.
      1 - GB8O-4 Greenheck power roof ventilator
      1 - CUBE160-7 Greenheck power roof ventilator
      3 - VM16 Dri Steam humidifiers

      Steam Piping

      The contractor shall install steam piping for humidifiers.

      Vent Piping

      The contractor will install vent piping from exhaust fans and unit heaters. Installation of vent piping from the process equipment to the new power roof ventilators is included.

      Registers, Grilles, and Diffusers

      Install 2-ft linear supply diffusers above the windows and 2 x 2 lay-in supply diffusers for the interior areas in the office areas. Aluminum eggcrate for returns is included.

      Ductwork and Dampers

      Install main and branch supply ductwork in the office area, expose spiral ductwork in the production and process areas. Provide exhaust ductwork to the power roof ventilators.

      Ductwork Insulation

      Supply ductwork in office areas will be insulated with 1-inch duct liner.

      Engineered Drawings

      The contractor will provide engineered drawings for this project as required by Minnesota State Statute's 326.02 to 326.15.

      System Start-up

      The new system will be started and tested for proper operation.

      Last Three Bays of Building

a.    Install (3) 20-ton rooftop heat/cool units with economizers.
b.    Install exposed spiral ductwork with duct-mounted supply registers.

      Smoking Room

      a.    Install (1) 840 CEM power roof ventilator
      b.    Install exhaust ductwork for smoking room.
      c. Install air transfer ductwork. Note: This is based on 14 people in the room.

      Fuji Production Line Exhaust

      a. Install (1) 500 CFM power roof ventilator with exhaust ductwork connected to exhaust outlets on machine. Note: This CFM quantity is our best guess. No actual exhaust quantities have been given.

      Wave Solder Machine Exhaust

      a. Install (1) 1,200 CFM power roof ventilator with exhaust ductwork connected to outlets on machine. Note: This is an up-blast type PRV.

      Humidification for Last Three Bays

      a. Install (3) 39 Lb/Hr steam humidifiers mounted to serve each of the three 20-ton rooftop units serving this space.

3.    FIRE PROTECTION SPRINKLER SYSTEM

      A complete ESFR wet automatic fire protection system shall be provided for the manufacturing area in accordance with the requirements of applicable codes, NFPA standards and the local fire marshall. Smoke evacuation systems are excluded. The office and other non-manufacturing areas will be protected by a light hazard system.

16000 ELECTRICAL

1.    POWER DISTRIBUTION

      a.    Wire and install (66) single pole switches
      b.    Wire and install (14) 3-way switches
      c.    Wire and install (140) duplex general-duty receptacles
      d.    Wire and install (2) 4-plex dedicated phone board receptacles
      e.    Wire and install (2) electric water cooler receptacles
      f.    Wire and install (4) vending machine receptacles
      g.    Wire and install (3) coffee maker receptacles
      h.    Wire and install (3) microwave receptacles.
      i. Wire process line Fuji #1 (conveyors, MPM UP2000, Fuji GL-V, 2- Fuji CP VI, Fuji IP III, MTU, Heller 18000S, Wave Solder, and Post Wave assembly area)
      j. Wire process line #2 (conveyors, glue dispenser, MPM 1050, Quad QSP-2. Quad IVC, Heller 1700S, Wave Input Module, Solder machine, water wash and assembly area)

      k. Wire process line #3 and #4 (conveyors, glue dispenser, MPM 1050, Quad QSP-2, Quad IVC, Heller 1700S and task modules)
      l.    Wire line #5 (PTH area)
      m.    Wire and install (14) 20A, 120V cord drops
      n. Wire (15) 20A, 120V connections in the main component store/kitting area
      o.    Install (100) telephone/data openings (no wiring included)
      p.    Wire and install (20) rooftop GFl protected receptacles
      q.    Increase building service to 2500A, 480V, 3-phase
      r. Furnish and install (320) ft of 100A and 200A, 208V bussduct over process lines.

2.    LIGHTING

      a. Furnish and install (629) 2 x 4 lay-in fixtures with acrylic lens and electronic ballasts.
      b.    Furnish and install (300) 400-watt MH high bay fixtures.
      c.    Furnish and install (10) 2 x 4 fixtures with plaster frames
      d.    Furnish and install (24) exit signs with emergency lights
      e. Furnish and install (2) 300-watt incandescent explosion-proof fixtures and switch
      f.    Furnish and install (14) 8-ft 2-lamp strip fixtures
      g.    Furnish and install (20) fluorescent recessed cans in the main lobby

3.    SERVICE

      a.    Wire (20) sets of office furniture.
      b.    Wire (1) elevator
      c.    Wire (2) 6-gallon water heaters.
      d.    Wire (1) large lockerroom water heater
      e.    Wire pre-work area
      f.    Wire (21) cubicles in the area of process lines #2, #3 and #4.
      g. Wire computer room [(5) 208V, 30A 3-phase connections, (10) 20A, 120V connections]
      h.    Wire Tool Shop equipment [(5) 208V, 30A single-phase connections,
            (10) 20A, 120V connections)
      i.    Wire receiving area [(10) 20A, 120V connections]
      j. Wire shipping area [(1) shrink wrap, (1) floor scale, (1) lift table, (6) 20A, 120V connections]
      k. Wire (2) 20A, 120V connections and (1) 30A, 208V single-phase connections in the BBN mech. assembly/test area.
      l.    Wire (1) Vista oven, 150A, 480V
      m.    Wire (1) ESS oven, 100A, 480V
      n.    Wire (1) system test area compressor
      o.    Wire (1) thermal cycle chamber
      p.    Wire approximately 150 HP of air compressors
      q.    Wire (1) analytical/calibration labs
      r.    Wire (1) x-ray
      s.    Wire (2) overhead door operators
      t.    Wire (1) trash compactor
      u.    Wire liquid nitrogen task controls

      v.    Wire (1) vacuum pump
      w.    Wire (1) Industriever 2000
      x.    Ground VCT flooring
      y.    Wire (2) 3-ton HVAC units
      z.    Wire (1) 6-ton HVAC unit
      aa.   Wire (4) 7.5-ton HVAC units
      bb.   Wire (1) 8.5-ton HVAC unit
      cc.   Wire (15) 20-ton HVAC units
      dd.   Wire (11) humidifiers
      ee.   Wire (5) unit heaters
      ff.   Wire (4) entry heaters
      gg.   Wire (10) PRVs
      hh.   Wire (2) exhaust fans
      ii.   Wire (1) explosion-roof PRY
      jj.   Furnish and install (40) ceiling fans (switched from breakers)
      kk.   Disconnect equipment at old facility
      ll.   Wire (1) fire pump

3.    COMMUNICATIONS

      A telephone service entrance conduit shall be provided from the telephone terminal room to a point 3-feet outside the building for use by the telephone company.

ALLOWANCES

The following allowances shall be included for the total installed cost (labor, material, freight, and taxes) of each item indicated unless specified otherwise:

1. An allowance of $20,000 is included for building permits for the tenant improvements.

2. Entryway millwork and reception desk: We have included an allowance of $7,500.00 for millwork and drywall soffits in the reception area.

3. Wallcovering allowance: We have included an allowance of $3,000.00 for the installation of wallcovering in the entryway.

4. Building signage allowance: We have included a $3,000.00 allowance for the installation of interior signs.

5. Conductive flooring allowance: We have included an allowance of $409,500.00 for 97,500 sq ft of Farbo AS2000 flooring.

6. Food service allowance: We have included $15,360.00 for the installation of a food service area on the 2nd floor mezzanine level.

7. Window treatment allowance: We have included a $12,250.00 allowance for the installation of window treatments throughout the building.

8 Elevator allowance: An allowance of $40,000.00 has been included for the installation of a hydraulic elevator to service the mezzanine level.

9 Security/Fire Alarm systems: An allowance of $15,000.00 has been included for the installation of a security/fire alarm system as required to meet MSL's requirements.

QUALIFICATIONS

The following items are not included in the scope of work proposed herein:

1. Special fire protection systems such as in-rack sprinklers, pre-action systems, halon or dry sprinkler systems.

2. Water treatment or conditioning other than those noted in this specification.

3.    Telephone equipment, telephones or communication wiring.

4.    Central station monitoring of fire or security systems.

5.    Smoke evacuation systems other than smoke vents.

6.    Overtime has not been included in this proposal.

7.    Muzak or interoffice communications systems.

8.    Office furniture, moveable partitions.

9. Relocation of existing equipment including de-ionized water tanks and controls, compressors, laboratory equipment, ovens, fume hoods, process equipment, etc.

ALTERNATES AND UNIT PRICING

1.    Upgrade carpet to $12.00/sq yd.                                 $11,180.00

2.    Painting of exposed precast walls in the manufacturing area:    $ 6,772.00

3.    Painting of exposed joist to match prefinished decking in the   $18,744.00
      manufacturing area.

4.    Paracube light fixture unit price:                             $32.10/each

5.    Wire additional (4) 20-ton LGA24OS Lennox rooftop units for     $25,200.00
      additional mezzanine area.

6.    Install (4) 20-ton LGA24OS Lennox rooftop units with            $65,100.00
      economizers for the additional mezzanine area.

7.    Eye wash stations.                                              $525.00/ea

8.    Provide (26) power tank toilets in lieu of standard.             $3,425.00

LIST OF EXHIBITS

The following exhibits, together with this outline specification, form the basis for this proposal:

Drawings as follows:

1.    As prepared by Genesis Architecture:

            Drawing No        Drawing Title                     Date
            ----------        -------------                     ----

              A-1             Floor plan                        12/16/96
              A-1             Site plan - index & code review    1/6/97
              A-2             Overall floor plan                 1/6/97
              A-3             Partial plan - west                1/6/97
              A-4             Partial plan - east                1/6/97
              A-5             Roof plan                          1/6/97
              A-6             Elevations                         1/6/97
              A-7             Elevations                         1/6/97
              A-8             Wall section                       1/6/97
              A-9             Wall section - details             1/6/97
              A-10            Partial plans - elev. details      1/6/97
              A-11            Details                            1/6/97
              A-12            Details                            1/6/97

2.    As prepared by MSL:

             Drawing No       Drawing Title
             ----------       -------------

              SK-2            Equipment layout plan (attached)

3.    As prepared by Welsh Construction:

          Schedule dated February 2, 1997.

                                   EXHIBIT D-l

                           (TENANT IMPROVEMENT PLANS)

Floor Plans dated December 15, 1996 prepared by Genesis Architecture.

                                    EXHIBIT E

Warranties

Welsh Construction Corp. will furnish a one-year warranty per Paragraph 7 of the Outline Specification for the Design and Construction of Office/Warehouse, Arden Hills Interstate Center, Phase I, Arden Hills, Minnesota.

In addition, the following warranties shall be assigned to AmberJack, Ltd.:

-     Roofing: 10 year manufacturer's warranty

-     Insulated window units: 10 year manufacturer's warranty

-     Window Frames: 1 year manufacturer's warranty

-     Precast Panels: 1 year manufacturer's warranty

- Electrical Equipment: 1 year warranty as to workmanship, and as provided by manufacturer as to materials

- HVAC Equipment: 1 year warranty as to workmanship, and as provided by manufacturer as to materials

-     Asphalt Paving: 1 year warranty

-     Landscaping: 1 year warranty

                                    EXHIBIT F

                            (TENANT'S SIGN CRITERIA)

1)    Monument Sign - Lessor's Cost

      -     As shown on Details Plan A-11 dated 01/04/97

2)    Tenant Sign - Lessee's Cost

      -     36" height x 20" long sign
      -     Limited maximum sign surface
      -     Mounted letters
      - Tenant graphics locations shown on Extension Elevations Plan A-10 dated 01/04/97

3)    Address Sign-Lessor's Cost

      - 36" height entrance address number surface mounted center on doors, as shown on Exterior Elevation Plan A-6 dated 01/04/97

                                    EXHIBIT G

                          ATTACHED TO AND MADE PART OF
                           LEASE DATED APRIL 14, 1997
                         BY AND BETWEEN AMBERJACK, LTD.,
                                    AS LESSOR
               AND MANUFACTURER'S SERVICES LIMITED-ROSEVILLE, INC.
                             A MINNESOTA CORPORATION
                                    AS TENANT

The following items are identified as the Operating Expenses necessary to maintain and operate the Property.

1. Water and Sewer Services: The City water and sewer service to property, to include any irrigation water supply.

2. Building Maintenance: To include sprinkler monitoring, two inch drain test, plumbing repair and maintenance, electrical repair and maintenance, window washing, roof repair, seasonal inspections of roof deck and flashings, other building repairs (excluding any repairs specified in the Lease to be performed by Lessor at its expenses and without reimbursement from Tenant), pest control and other utilities not paid directly by Tenant.

3. Repair Maintenance Parking Lots: Sweeping of parking lot, restripe of all parking stalls and miscellaneous asphalt parking lot repairs.

4. Landscape Maintenance: Monthly contract service for all grounds and landscaping.

5.    Snow Removal: Snow removal costs for all parking lot and sidewalk areas.

6. Insurance: Property and casualty insurance and Lessor's public liability insurance.

7. Administrative Fee: Monthly management fees in an amount equal to 1.75% of the aggregate amount of Base Rent, Real Estate Taxes and Operating Expenses payable to Lessor for such month.

The Tenant reserves the right to contract directly with vendors of its own choosing for the services to be rendered for the benefit of the Property and described at numbers 2 through 5 above. Tenant shall do so only upon at least thirty (30) days prior written notice to Lessor and shall be entitled to continue such direct contracts with such vendors so long as the Property is being maintained in accordance with the standards set forth in Section 9(a) of the Lease.